Exhibit 10.1

Amendment and Restatement Agreement

in respect of the Facilities Agreement dated 9 July 2009

amongst

The Parties listed in Part IA of Schedule 1 hereto

(in their capacities as Original WCF Lenders)

The Parties listed in Part IB of Schedule 1 hereto

(in their capacities as Original Participating Lenders)

Nedbank Limited

(acting through its Corporate Banking Division)

(in its capacity as Arranger and Facility Agent)

Nedbank Limited

(in its capacity as Issuing Bank)

The Parties listed in II of Schedule 1 hereto

(in their capacities as Original Borrowers and Additional Borrowers)

The Parties listed in Part III of Schedule 1 hereto

(in their capacities as Original Guarantors and Additional Guarantors)

Norton Rose Fulbright South Africa (incorporated as Deneys Reitz Inc) Our ref: NED3614	Execution Version

© Norton Rose Fulbright South Africa

Amendment and Restatement Agreement

Parties	The Parties listed in Part IA of Schedule 1 hereto (in their capacities as Original WCF Lenders)

The Parties listed in Part IB of Schedule 1 hereto (in their capacities as Original Participating Lenders)

Nedbank Limited (acting through its Corporate Banking division) (in its capacity as Arranger and Facility Agent)

Nedbank Limited (in its capacity as Issuing Bank)

The Parties Listed in Part II of Schedule 1 hereto (in their capacities as Original Borrowers and Additional Borrowers)

The Parties listed in Part III of Schedule 1 hereto (in their capacities as Original Guarantors and Additional Guarantors)

It is agreed

1	Definitions and interpretation

1.1	Terms used (but not otherwise defined) in this Agreement have the meaning given to them in the Amended and Restated Facilities Agreement (as defined below).

1.2	In this Agreement, unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

(1)	Agreement means this Amendment and Restatement Agreement and its Schedules and Annexures.

(2)	Amended and Restated Facilities Agreement shall bear the meaning given to it in clause 4.1.

(3)	Amendment Date means the date on which the conditions precedent set out in clause 3 (Conditions Precedent) are met.

(4)	First Addendum means the written agreement entitled First Addendum to the Facilities Agreement concluded between, amongst others, Nedbank Limited (acting through its Corporate Banking division) (as Original WCF Lender, Participating Lender, Arranger and Facility Agent), Nedbank Limited (as Issuing Bank), Pyramid Freight SA (as Additional Borrower and Original Guarantor), UTi SA Proprietary Limited, Co-Ordinated Materials Handling Proprietary Limited, Co-Ordinated Investment Holdings Proprietary Limited, UTi-CMH Sub-Assembly Proprietary Limited and Ilanga Freight Proprietary Limited (as Original Borrowers and Original Guarantors) dated 4 April 2012.

(5)	Initial Facilities Agreement means the written agreement entitled Facilities Agreement concluded between, amongst others, Nedbank Limited (acting through its Corporate Banking division) (as Original WCF Lender, Participating Lender, Arranger and Facility Agent), Nedbank Limited (as Issuing Bank), Pyramid Freight SA (Original Guarantor), UTi SA Proprietary Limited, Co-Ordinated Materials Handling Proprietary Limited, Co-Ordinated Investment Holdings Proprietary Limited, UTi-CMH Sub-Assembly Proprietary Limited and Ilanga Freight Proprietary Limited (as Original Borrowers and Original Guarantors) dated 9 July 2009 as amended in terms of the First Addendum.

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(6)	Marine Link Accession Undertaking means the Accession Undertaking concluded by Marine Link on or about the Signature Date, pursuant to which Marine Link acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor.

(7)	Pyramid Freight SA Accession Undertaking means the Accession Undertaking concluded by Pyramid Freight SA dated 19 August 2009, pursuant to which Pyramid Freight SA acceded to the Initial Facilities Agreement as an Additional Borrower.

(8)	Signature Date means the date of the signature of this Agreement by the Party signing last in time, provided that all Parties have signed this Agreement.

(9)	The Sisonke Partnership Accession Undertaking means the Accession Undertaking concluded by The Sisonke Partnership on or about the Signature Date, pursuant to which The Sisonke Partnership acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor.

(10)	UTi Logistics Accession Undertaking means the Accession Undertaking concluded by UTi Logistics on or about the Signature Date, pursuant to which UTi Logistics acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor.

(11)	UTi Shared Services Accession Undertaking means the Accession Undertaking concluded by UTi Shared Services on or about the Signature Date, pursuant to which UTi Shared Services acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor.

2	Introduction

2.1	The Parties entered into the Initial Facilities Agreement, in terms of which certain facilities were made available to the Original Borrowers.

2.2	Pyramid Freight SA acceded to the Initial Facilities Agreement as an Additional Borrower in terms of the Pyramid Freight Accession Undertaking.

2.3	The Parties then entered into the First Addendum, in terms of which certain changes were made to the Initial Facilities Agreement.

2.4	The Sisonke Partnership acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor in terms of The Sisonke Partnership Accession Undertaking.

2.5	UTi Shared Services acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor in terms of the UTi Shared Services Accession Undertaking.

2.6	UTi Logistics acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor in terms of the UTi Logistics Accession Undertaking.

2.7	Marine Link acceded to the Initial Facilities Agreement as an Additional Borrower and Additional Guarantor in terms of the Marine Link Accession Undertaking.

2.8	The Parties have agreed to amend and restate the Initial Facilities Agreement on the terms and conditions set out in this Agreement and the Amended and Restated Funding Agreement.

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3	Conditions precedent

3.1	This Agreement is subject to the following conditions precedent:

The Facility Agent being provided with (in a form and substance acceptable to the Lenders):

(1)	a copy of the constitutional documents of each Borrower.

(2)	a copy of the resolutions of the board of directors and of the shareholders or the partners, where applicable, of each Borrower:

(a)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving to execute those Finance Documents;

(b)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(c)	authorising the Borrower to provide financial assistance under section 45 of the Companies Act and/or make distributions under section 46 of the Companies Act as contemplated by the transactions set out in the Finance Documents, where applicable;

(d)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(3)	a specimen of the signature of each person authorised by the resolution referred to in clause 3.1(2) above.

(4)	a certificate signed by an Authorised Signatory of each Borrower confirming that borrowing the Total Commitments and/or the Total Facility C Uncommitted Amounts would not cause any borrowing or similar limit in its constitutional documents binding on it to be exceeded.

(5)	A certificate by an Authorised Signatory of each Borrower certifying that each copy document relating to it referred to in clauses 3.1(1) to 3.1(4) above is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

(6)	duly executed copies of the following agreements:

(a)	this Agreement; and

(b)	the Amended and Restated Facilities Agreement.

(7)	the following legal opinions, each addressed to the Facility Agent:

(a)	a legal opinion of Norton Rose Fulbright South Africa, advisers to the Lenders and the Facility Agent, dealing with inter alia the legality and enforceability of the agreements listed in clause 3.1(1) substantially in the form distributed to, and agreed by, the Facility Agent (on behalf of the Lenders) prior to the Amendment Date;

(b)	a legal opinion of Webber Wentzel, legal advisers to the Borrowers and Guarantors dealing with inter alia the capacity and authority of each of them to enter into each of the agreements listed in clause 3.1(1) to which it is a party, substantially in the form distributed to, and agreed by, the Lenders prior to the Amendment Date; and

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(c)	A legal opinion of legal advisers to the Obligors incorporated outside of South Africa, in a form and in substance acceptable to the Facility Agent and the Lenders relating to the due incorporation, authority and the capacity of each Obligor to enter into the Finance Documents to which they are a party and the transactions pursuant thereto.

(8)	“Know Your Customer” Requirements”

Such documentation and other evidence as is requested by the Lenders in order for the Lenders to carry out and be satisfied it has complied with all necessary “know your customer” or similar identification procedures under applicable laws and regulations (including the Financial Intelligence Centre Act, 2001) pursuant to the transactions contemplated in the agreements specified in clause 3.1(1).

(9)	The latest audited financial statements of each Borrower and each Guarantor.

3.2	The Borrowers shall use all reasonable endeavours to procure by no later than 30 September 2014 or such later date as the Parties may agree in writing, the fulfilment of each of the conditions precedent contained in this clause 3 (Conditions precedent).

3.3	If the conditions precedent referred to in clause 3.1 have not been fulfilled or waived on or before 30 September 2014 or such later date as the Parties may agree in writing, then notwithstanding any provisions to the contrary contained herein, all agreements, arrangements, undertakings or understandings contained in this Agreement shall fall away and be of no further force or effect and no Party will have any claim against any other Party under this Agreement.

4	Amendment and restatement

4.1	Upon fulfilment of the conditions precedent listed in 3.1 and the remaining suspensive conditions set out in the Amended and Restated Facilities Agreement, the Parties hereby acknowledge and agree that the Initial Facilities Agreement is hereby amended and restated in the form set out in Annexure A hereto (Amended and Restated Facilities Agreement) with effect from the Amendment Date so that it shall be read and construed for all purposes in accordance with the Amended and Restated Facilities Agreement.

4.2	The Initial Facilities Agreement remains of force and effect and is not novated, but is being amended and restated pursuant to this Agreement, and is constituted by the Amended and Restated Facilities Agreement.

5	Consent to Amendment

5.1	With effect from the Amendment Date, the Parties hereby agree to the amendments set out in clause 4 above.

5.2	The Parties hereby further agree that no Amendment as set out in this Agreement shall constitute or be deemed to constitute an Event of Default, potential Event of Default under the Initial Facilities Agreement and/or the Amended and Restated Facilities Agreement.

6	Governing law

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

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7	Jurisdiction

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement.

8	Severability

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties hereto acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

9	General

9.1	This Agreement as read together with the Amended and Restated Facilities Agreement, to the extent required, constitutes the sole record of the agreement between the Parties in regard to the subject matter of this Agreement.

9.2	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded herein.

9.3	No addition to, variation or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the Parties.

9.4	No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term hereof.

9.5	The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of this Agreement.

9.6	Save as is specifically provided in this Agreement, no Party shall be entitled to cede or delegate any of its rights or obligations under this Agreement without the prior written consent of the other Party, which consent may not be unreasonably withheld or delayed.

10	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

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Schedule 1:

Identity of Parties

Part IA

Original WCF Lender(s)

Nedbank.

Part IB

Original Participating Lender(s)

Nedbank.

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Schedule 1:

Identity of Parties

Part II

Original Borrowers

1	CIH.

2	CMH.

3	Ilanga Freight.

4	Sub Assembly.

5	UTI SA.

Additional Borrower

1	Marine Link.

2	Pyramid Freight SA.

3	The Sisonke Partnership.

4	UTi Logistics.

5	UTi Shared Services.

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Schedule 1:

Identity of Parties

Part III

Original Guarantors

1	CIH.

2	CMH.

3	Ilanga Freight.

4	Pyramid Freight SA (provided that Pyramid Freight SA is only a Guarantor in respect of assets that are located in South Africa, including the shares held by Pyramid Freight SA in UTi SA, Ilanga Freight and CIH and their respective assets).

5	Sub Assembly.

6	UTi SA.

Additional Guarantor

1	Marine Link.

2	The Sisonke Partnership.

3	UTi Logistics.

4	UTi Shared Services.

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Signed at Sandton on the 5th day of September 2014.

For and on behalf of

Nedbank Limited (acting through its Corporate Banking division) (as Arranger, Original WCF Lender and Original Participating Lender)

/s/ Leon L. Bierman
Name: Leon L. Bierman
Capacity: Credit Executive
Who warrants authority

/s/ Johan Fourie
Name: Johan Fourie
Capacity: Executive Corporate Banking
Who warrants authority

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Signed at Sandton on the 5th day of September 2014.

For and on behalf of

Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

/s/ Leon L. Bierman
Name: Leon L. Bierman
Capacity: Credit Executive
Who warrants authority

/s/ Johan Fourie
Name: Johan Fourie
Capacity: Executive Corporate Banking
Who warrants authority

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Signed at Sandton on the 5th day of September 2014.

For and on behalf of

Nedbank Limited (acting through its Corporate Banking division) (as Issuing Bank)

/s/ Leon L. Bierman
Name: Leon L. Bierman
Capacity: Credit Executive
Who warrants authority

/s/ Johan Fourie
Name: Johan Fourie
Capacity: Executive Corporate Banking
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

UTi SA Proprietary Limited (as Original Borrower and Original Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

Pyramid Freight (Proprietary) Limited (incorporated in the British Virgin Islands) (as Additional Borrower and Original Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

Co-ordinated Materials Handling Proprietary Limited (as Original Borrower and Original Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

Co-ordinated Investment Holdings Proprietary Limited (as Original Borrower and Original Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

UTi-CMH Sub Assembly Proprietary Limited (as Original Borrower and Original Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

Ilanga Freight Proprietary Limited (as Original Borrower and Original Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Meadowview on the 4th day of September 2014.

For and on behalf of

The Sisonke Partnership (as Additional Borrower and Additional Guarantor)

Pyramid Freight (Proprietary) Limited (incorporated in the British Virgin Islands) in its capacity as a partner in The Sisonke Partnership

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

Chronic Solutions Company Proprietary Limited in its capacity as a partner in The Sisonke Partnership

/s/ Magda Harmse
Name: Magda Harmse
Capacity: General Manager – Finance
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

UTi Shared Services Proprietary Limited (as Additional Borrower and Additional Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

UTi Logistics (Proprietary) Limited (incorporated in the British Virgin Islands) (as Additional Borrower and Additional Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Signed at Greenstone on the 4th day of September 2014.

For and on behalf of

Marine Link Proprietary Limited (as Additional Borrower and Additional Guarantor)

/s/ Vaunn Lionel Kelly
Name: Vaunn Lionel Kelly
Capacity: Vice President Finance, Africa F.F.
Who warrants authority

/s/ Paul Tierney
Name: Paul Tierney
Capacity: Director – Africa F.F.
Who warrants authority

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Annexure A - Amended and Restated Facilities Agreement

23

Annexure A

Amended and Restated Facilities Agreement

amongst

The Parties listed in Part IA of Schedule 1 hereto

(in their capacities as Original WCF Lenders)

The Parties listed in Part IB of Schedule 1 hereto

(in their capacities as Original Participating Lenders)

Nedbank Limited

(acting through its Corporate Banking Division)

(in its capacity as Arranger and Facility Agent)

Nedbank Limited

(in its capacity as Issuing Bank)

The Parties listed in Part II of Schedule 1 hereto

(in their capacities as Original Borrowers and Additional Borrowers)

The Parties listed in Part III of Schedule 1 hereto

(in their capacities as Original Guarantors and Additional Guarantors)

Norton Rose Fulbright South Africa

(incorporated as Deneys Reitz Inc)

Our ref: NED3614

Contents

1	Definitions and interpretation	1
2	The Facilities	25
3	Purpose	25
4	Conditions of Utilisation	26
5	Utilisation	26
6	Existing Facilities	27
7	Repayment	28
8	Prepayment and cancellation	28
9	Headroom Limit	30
10	Interest	31
11	Interest Periods	32
12	Fees	33
13	Tax gross up and indemnities	33
14	Increased Costs	36
15	Other indemnities	38
16	Mitigation by the WCF Lenders	38
17	Standby Letter of Credit Facility	39
18	Costs and expenses	42
19	Guarantee and indemnity	42
20	Representations	45
21	Information undertakings	49
22	Financial covenants	52
23	General undertakings	53
24	Events of Default	57
25	Changes to the Lenders	61
26	Changes to the Obligors	64
27	Role of the Facility Agent	65
28	Conduct of business by the Finance Parties	70
29	Sharing among the Finance Parties	70
30	Payment mechanics	71
31	Set-off	73
32	Set-off: Foreign Currency Account	73
33	Confidentiality	73
34	Notices and domicilia	75
35	General	77
Schedule 1 : Identity of Parties		81
Schedule 2 : Advance Condition Documents		84
Schedule 3 : Original Facilities		91
Schedule 4 : Form of Accession Undertaking		92
Schedule 5 : Form of Compliance Certificate		96
Schedule 6 : Form of Transfer Certificate		97
Schedule 7 : Permitted Transferees		99
Schedule 8 : Form of Resignation Letter		100
Schedule 9 : Form of Indebtedness Compliance Certificate		101

© Norton Rose Fulbright South Africa

Schedule 10 : Existing Facilities	103
Schedule 11 : Form of Standby Letter of Credit	104
Annexure A – Existing Letter of Credit Agreement	119
Annexure B – Existing ABF Facility Master Agreements	120
Annexure C – The Sisonke Partnership Facility Letter	121
Annexure D – UTi Shared Services Facility Letter	122

© Norton Rose Fulbright South Africa

Amended and Restated Facilities Agreement

Parties	The Parties listed in Part IA of Schedule 1 hereto (in their capacities as Original WCF Lenders)

The Parties listed in Part IB of Schedule 1 hereto (in their capacities as Original participating Lenders)

Nedbank Limited (acting through its Corporate Banking division) (in its capacity as Arranger and Facility Agent)

Nedbank Limited (in its capacity as Issuing Bank)

The Parties Listed in Part II of Schedule 1 hereto (in their capacities as Original Borrowers and Additional Borrowers)

The Parties listed in Part III of Schedule 1 hereto (in their capacities as Original Guarantors and Additional Guarantors)

It is agreed

1	Definitions and interpretation

1.1	In this Agreement, unless the context dictates otherwise, the words and expression set forth shall bear the following meanings and cognate expressions shall bear corresponding meanings:

(1)	Accession Undertaking means a document substantially in the form set out in Schedule 4 (Form of Accession Undertaking).

(2)	Additional Borrower means a person which becomes an Additional Borrower in accordance with clause 26 (Changes to the Obligors).

(3)	Additional Guarantor means a company which becomes an Additional Guarantor in accordance with clause 26 (Changes to the Obligors).

(4)	Advance Condition Documents means all of the documents and other evidence listed in Part I of Schedule 2 (Advance Condition Documents).

(5)	Advance Date means 8 July 2009.

(6)	Agreement means this Amended and Restated Facilities Agreement and its Schedules.

(7)	Amendment Date shall bear the meaning contained in the Amendment and Restatement Agreement to which this Agreement is an annexure.

(8)	Annual Total Debt Service Cover Ratio means Free Cash Flow divided by Total Debt Service.

(9)	Applicable ABF Schedule means, in respect of a Facility B Loan, the schedule relating to such Facility B Loan and designated with the loan number (as specified in such Applicable ABF Schedule) for such Facility B Loan, signed by the Borrower and the WCF Lenders in accordance with the terms and conditions of the Asset Based Finance Facility Master Agreement.

(10)	Arranger means Nedbank, in its capacity as Arranger of the Facilities.

(11)	Asset Based Finance Facility Master Agreement means the written agreement entitled Asset Based Finance Facility Master Agreement concluded or to be concluded between the WCF Lenders, the Facility Agent, the Borrowers and the Guarantors on or about the Signature Date pursuant to which Facility B will be made available.

(12)	Authorisation means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

(13)	Authorised Signatory means a person or persons duly authorised to bind an Obligor in terms of the Finance Documents to which they are a party and in respect of whom an Obligor shall have delivered to the Facility Agent certified specimens of such person’s or persons’ signature(s) together with evidence reasonably satisfactory to the Facility Agent that such person is duly authorised to bind that Obligor and in respect of whom the Facility Agent has not received notification in writing from that Obligor that such person or persons are no longer so authorised to bind that Obligor.

(14)	Availability Period means:

(a)	in relation to Facility A, the period commencing on (and including) the Advance Date and ending on (and including) the Termination Date of Facility A;

(b)	in relation to Facility B, the period commencing on (and including) the Advance Date and ending on (and including) the date falling one month prior to the Termination Date of Facility B;

(c)	in relation to Facility C, for any year prior to the Facility C Final Date:

(i)	the period commencing on (and including) 1 March of that year and ending on (and including) 30 April of the same year; and

(ii)	the period commencing on (and including) 1 December of that year and ending on (and including) 31 January of the following year.

(15)	Available Commitment means, in relation to a Facility, a WCF Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under a Facility, that WCF Lender’s participation in any Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

(16)	Available Facility means, in relation to a Facility, the aggregate for the time being of each WCF Lender’s Available Commitment in respect of that Facility.

(17)	Basel III means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

(18)	Borrower means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with clause 26 (Changes to the Obligors) and Borrowers means, the context requires, all of them.

(19)	Borrower Group means the Obligors, their affiliates and their subsidiaries for the time being (excluding Portion 118 Rietfontein Proprietary Limited, Chiltrac Proprietary Limited South Africa, Sun Exco Investments Proprietary Limited South Africa and their subsidiaries).

(20)	Breakage Costs means the amount (if any) by which:

(a)	the interest which a WCF Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that WCF Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Johannesburg Interbank Market for a period starting on the Business Day following receipt or recovery by the WCF Lender and ending on the last day of the current Interest Period.

(21)	Business Day means a day (other than a Saturday, Sunday or an official public holiday in South Africa within the meaning of the Public Holiday Act, 1994) on which banks generally are open for business in Johannesburg.

(22)	Cash Management Systems means intra-day cash pooling or cash concentration arrangements maintained with one or more financial institutions which provide for the notional aggregation of positive cash balances in bank accounts of the Borrower Group maintained with such financial institutions and/or the notional set-off of such aggregate cash balances against bank account deficits for the purposes of maximising the aggregate interest earned by the Borrower Group and minimising the aggregate interest paid by the Borrower Group and which provide for an end of day net cash positive position or zero position.

(23)	Cession in Security means the written agreement entitled Cession in Security concluded between Pyramid Freight SA and the Finance Parties pursuant to which Pyramid Freight SA cedes its rights in respect of the loan agreements listed in Schedule 1 thereto in favour of the Finance Parties as security for the obligations of Pyramid Freight SA under the Finance Documents.

(24)	Change of Control means, after the Signature Date, any person or group of persons who exercise Control as at Signature Date, ceasing to have direct or indirect Control.

(25)	CIH means Co-ordinated Investment Holdings Proprietary Limited (registration number 1998/003167/07), a private company duly incorporated according to the laws of South Africa.

(26)	CMH means Co-ordinated Material Handling Proprietary Limited (registration number 1996/002517/07), a private company duly incorporated according to the laws of South Africa.

(27)	Commitment means a Facility A Commitment, a Facility B Commitment or a Facility C Amount.

(28)	Compliance Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

(29)	Control means in relation to any company the shares of which are not listed on a stock exchange, and where another company or legal entity or person (acting alone or together with others pursuant to an agreement or understanding):

(a)	holds or controls more than 50% of the voting rights (taking into account when such voting rights can be exercised) in that company; or

(b)	has the right to appoint or remove the majority of that company’s board of directors; or

(c)	has the power to ensure the majority of that company’s board of directors will act in accordance with its wishes.

(30)	CP Satisfaction Date means the date of the written notice given or to be given by the Facility Agent pursuant to clause 4.1 (Initial conditions precedent).

(31)	CSC means Chronic Solutions Company Proprietary Limited (registration number 2000/016342/07), a private company duly incorporated according to the laws of the South Africa.

(32)	Debtors means, in relation to debtors of the Borrower Group incorporated or domiciled in South Africa, all trade receivables and trade bills (but excluding credit balances, if any) less provisions for bad and doubtful debts, debtors outstanding for longer than 90 days and inter-company debtors.

(33)	Debtors Cover Ratio means, at any time, the ratio of Debtors to the proposed utilisation of a Facility C Loan at that time.

(34)	Default means an Event of Default or any event or circumstance specified in clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

(35)	Default Interest Rate means, in relation to any Interest Period relating to any Unpaid Sum, the aggregate of the Interest Rate and the Default Margin.

(36)	Default Margin means 300 basis points nacm.

(37)	Derivative Instrument means a Facility A Loan made by way of a derivative instrument.

(38)	Direct Facility Instrument means any Overdraft, Foreign Currency Account or any other instrument agreed to by the WCF Lenders which may comprise a facility provided under Facility A and Direct Facility Instruments means, as the context requires, all of them.

(39)	Direct Facilities Instrument Sub-limit means the aggregate of the Direct Facility Instruments, being ZAR380 000 000.

(40)	Discharge Date means the date on which:

(a)	all the Liabilities (other than contingent liabilities in respect of continuing indemnities under the Finance Documents under which no claim has been made and which remain undischarged) have been fully paid and discharged to the reasonable satisfaction of the Facility Agent whether or not as a result of enforcement; and

(b)	the WCF Lenders have no commitment, obligation or liability (whether actual or contingent) to lend money or provide other financial accommodation to any Obligor, under any Finance Document.

(41)	Disposal means a sale, lease, transfer or other disposal by a person of any asset, undertaking or business (whether voluntary or involuntary and whether as a single transaction or a series of transactions).

(42)	EBITDA means, in respect of any Measurement Period, consolidated operating income before interest paid, after interest received, Tax, depreciation and amortization of any intangible assets.

(43)	Encumbrance means:

(a)	any mortgage, pledge, lien, assignment or cession conferring security, hypothecation, security interest, preferential right or trust arrangement or other encumbrance securing any obligation of any person; or

(b)	any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or

(c)	any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest.

(44)	Environment means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

(45)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

(46)	Environmental Law means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	the generation, handling, storage, use, release, emission or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

(47)	Environmental Permits means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Borrower/any Obligor and any member of the Group conducted on or from the properties owned or used by the Borrower/any Obligor and any member of the Group.

(48)	EURIBOR means, in relation to any Foreign Currency Account in euro, the applicable Screen Rate as of the Specified Time on the Quotation Day for the currency of that Foreign Currency Account and a period comparable to the Interest Period of that Foreign Currency Account.

(49)	Event of Default means any event or circumstance specified as such in clause 24 (Events of Default).

(50)	Existing ABF Facility Master Agreements means:

(a)	the Existing Sun Couriers Master Agreement; and

(b)	the Existing UTi Mounties Master Agreement.

(51)	Existing Facilities means the facilities and instruments set out in Schedule 10 (Existing Facilities), issued by:

(a)	the Issuing Bank for the account of or on behalf of the Borrower(s) (excluding The Sisonke Partnership and UTi Shared Services) pursuant to the Existing Letter of Credit Agreement and the Existing ABF Facility Master Agreements that are outstanding on the CP Satisfaction Date;

(b)	Nedbank for the account of or on behalf The Sisonke Partnership pursuant to The Sisonke Partnership Facility Letter that are outstanding on the CP Satisfaction Date; and

(c)	Nedbank for the account of or on behalf UTi Shared Services pursuant to the UTi Shared Services Facility Letter that are outstanding on the CP Satisfaction Date.

(52)	Existing Letters of Credit Agreement means the written amended and restated agreement dated 24 June 2011 in relation to the US$250,000,000 Credit Facility for UTi Worldwide with Nedbank as South African Facility Agent (as defined therein).

(53)	Existing Sun Couriers Master Agreement means the written agreement dated 5 July 2007 concluded between Nedbank and UTi SA trading as Sun Couriers.

(54)	Existing UTi Mounties Master Agreement means the written agreement dated 13 July 2007 concluded between Nedbank and UTi SA trading as UTi Mounties.

(55)	Facility means Facility A, Facility B or Facility C and Facilities means all of them.

(56)	Facility A means the revolving loan facility made available under this Agreement as described in clause 2 (The Facilities) which may be availed of by way of Direct Facility Instruments and/or Indirect Facility Instruments.

(57)	Facility A Commitment means:

(a)	in relation to an Original WCF Lender, the amount set opposite its name under the heading Facility A Commitment in Part I of Schedule 3 (Original Facilities) (as varied by any transfer, assignment, novations or other amendments made in accordance with the terms of the Finance Documents); and

(b)	in relation to any person becoming a WCF Lender after the Signature Date, the amount of any Facility A Commitment transferred to it under this Agreement (as varied by any transfer, assignment, novations or other amendments made in accordance with the terms of the Finance Documents), to the extent not cancelled, reduced or transferred by it under this Agreement.

(58)	Facility A Loan means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

(59)	Facility A Final Repayment Date means 9 July 2016.

(60)	Facility Agent means Nedbank, in its capacity as facility agent on behalf of the WCF Lenders.

(61)	Facility B means the revolving asset based finance facility made available under the Asset Based Finance Facility Agreements and this Agreement as described in clause 2 (The Facilities).

(62)	Facility B Commitment means:

(a)	in relation to an Original WCF Lender, the amount set opposite its name under the heading Facility B Commitment in Part I of Schedule 3 (Original Facilities) (as varied by any transfer, assignment, novations or other amendments made in accordance with the terms of the Finance Documents); and

(b)	in relation to any person becoming a WCF Lender after the Signature Date, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

(63)	Facility B Loan means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

(64)	Facility B Final Repayment Date means 9 July 2016.

(65)	Facility C means the uncommitted seasonal customs facility made available under this Agreement as described in clause 2 (The Facilities).

(66)	Facility C Final Date means 9 July 2016.

(67)	Facility C Loan means a loan made or to be made under Facility C or the principal amount outstanding for the time being of that loan.

(68)	Facility C Amount means, once the necessary credit approval has been granted in relation to a Facility C Loan in accordance with this Agreement:

(a)	in relation to an Original WCF Lender, the amount approved by the internal credit committee of that WCF Lender, up to a maximum of the amount set opposite its name under the heading Facility C Uncommitted Amount in Part II of Schedule 3 (Original Facilities) (as varied by any transfer, assignment, novations or other amendments made in accordance with the terms of the Finance Documents); and

(b)	in relation to any person becoming a WCF Lender after the Signature Date, the amount of any Facility C Amount transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

(69)	Facility Outstandings means at any time and in respect of any WCF Lender, the aggregate amount at that time of all amounts of capital, accrued and unpaid interest, Breakage Costs and any other amounts due and payable to that WCF Lender at that time under the Finance Documents.

(70)	Fee Letter means any letter or letters dated on or about the Signature Date between the WCF Lenders or the Issuing Bank and a Borrower (or the Facility Agent and a Borrower) setting out any of the fees referred to in clause 12 (Fees).

(71)	Financial Close Date means the date which is the earlier of:

(a)	the CP Satisfaction Date; or

(b)	the date on which a Loan is made under this Agreement.

(72)	Finance Documents means collectively:

(a)	this Agreement;

(b)	the Asset Based Finance Facility Master Agreement;

(c)	the Subordination Agreement;

(d)	the Cession in Security;

(e)	any Applicable ABF Schedule;

(f)	any Fee Letter;

(g)	any Accession Undertaking;

(h)	any Transfer Certificate;

(i)	any Resignation Letter;

(j)	any document issued or agreement entered into pursuant to an Indirect Facility Instrument;

(k)	any other document designated as such in writing by the Facility Agent and a Borrower;

(l)	any document delivered pursuant to clause 9.2(3) to the extent that that document imposes rights and obligations on the Parties; and

(m)	any amendment agreement to any of the Finance Documents referred to in clauses 1.1(72)(a) to 1.1(72)(l) (both inclusive),

and Finance Document means, as the context requires, any of them.

(73)	Finance Parties means collectively:

(a)	the Facility Agent; and

(b)	each WCF Lender,

and Finance Party means, as the context requires, any of them.

(74)	Financial Covenants means the financial covenants and ratios set out in clause 22 (Financial covenants).

(75)	Financial Indebtedness means (without double counting) any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock, redeemable preference shares or any similar instrument;

(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis) which meet the accounting principles of derecognition of financial assets;

(f)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for any period in excess of six months where the deferral of such price is either:

(i)	used primarily as a method of raising credit; or

(ii)	not made in the ordinary course of business;

(g)	any agreement or option to re-acquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

(h)	any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(j)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(k)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses 1.1(75)(a) to 1.1(75)(j); and

(l)	indebtedness pursuant to the definition of Indebtedness in Schedule B of the Third Note Purchase Agreement.

(76)	Financial Year means, at any time the Financial Year of each member of the Borrower Group ending on 31 January in each year.

(77)	Foreign Currency Account means a Facility A Loan made by way of foreign currency (CFC) account.

(78)	Forward Exchange Contract means a Facility A Loan made by way of a forward exchange contract entered into on behalf of a Borrower.

(79)	Free Cash Flow means EBITDA plus interest income, less Tax paid, plus/less changes in working capital less capital expenditure incurred (including investments) plus/less movements in non-cash items plus asset disposal proceeds and excluding draw downs under any bank facilities.

(80)	GAAP means Generally Accepted Accounting Practise developed by the South African Institute of Chartered Accountants as amended from time to time and as approved from time to time by the Accounting Practices Board (including IFRS).

(81)	Gross Debt means all debts and all debts of an interest bearing nature of the Borrower Group including contingent liabilities, redeemable preference shares, redeemable debentures, and all and any interest obligations or other obligations which are in a substance of a substantially similar nature to interest bearing debt which are payable in terms of any off balance sheet financing structure.

(82)	Guarantor means an Original Guarantor or an Additional Guarantor.

(83)	Headroom Limit means the amount set out in Part III of Schedule 3 (Original Facilities), being ZAR400 000 000.

(84)	IFRS means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

(85)	Ilanga Freight means Ilanga Freight Proprietary Limited (registration number 1989/004006/07), a private company duly incorporated according to the laws of South Africa.

(86)	Indebtedness shall be widely construed so as to include any obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent, but without duplication.

(87)	Indebtedness Compliance Certificate means a certificate substantially in the form set out in Schedule 9 (Form of Indebtedness Compliance Certificate).

(88)	Indirect Facility Instrument means any Letter of Guarantee, Letter of Credit, Forward Exchange Contract and Derivative Instrument issued for a period not exceeding 12 months from date of issue (unless agreed to by the Facility Agent in writing) which may comprise a facility provided under Facility A and Indirect Facility Instruments means, as the context requires, all of them.

(89)	Indirect Facility Instruments Sub-limit means the aggregate of the Indirect Facilities, being ZAR300 000 000.

(90)	Initial Facilities Agreement means the written agreement entitled Facilities Agreement concluded between, amongst others, Nedbank Limited (acting through its Corporate Banking division) (as Original WCF Lender, Participating Lender, Arranger and Facility Agent), Nedbank Limited (as Issuing Bank), Pyramid Freight SA (original Guarantor), UTi SA Proprietary Limited, Co-Ordinated Material Handling Proprietary Limited, Co-Ordinated Investment Holdings Proprietary Limited, UTi-CMH Sub-Assembly Proprietary Limited and Ilanga Freight Proprietary Limited (as Original Borrowers and Original Guarantors) dated 9 July 2009.

(91)	Intellectual Property Rights means all know-how, patents, trademarks, designs, trading names, copyright, logos, brands and other intellectual property rights (in each case whether registered or not and including all applications for the same).

(92)	Intercompany Loans means any loans or facilities made available by any member of the Borrower Group or its affiliates to any other member of the Borrower Group or its affiliates.

(93)	Interest Bearing Debt means any Indebtedness of a member of the Borrower Group (including accrued interest), from time to time, in respect of:

(a)	money borrowed at banks and any other financial institutions (including, but not limited to, the Facilities);

(b)	any debenture, bond, note, loan stock or other debt security with the exception of any unsecured, subordinated (on terms and conditions approved in advance and in writing by the Facility Agent), variable rate debentures issued or to be issued by a member of the Borrower Group in terms of a debenture trust deed of such member of the Borrower Group which debenture trust deed has been approved in advance and in writing by the Facility Agent;

(c)	any acceptance credit;

(d)	receivables sold or discounted (otherwise than on a non-recourse basis) which meet the accounting principles of derecognition of financial assets;

(e)	the acquisition cost of any asset to the extent payable after the time of acquisition or possession of the person liable and to the extent payable during the Term where the deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(f)	any lease entered into primarily as a method of raising finance or financing the acquisition of the asset leased, excluding operating leases and rental agreements; and/or

(g)	any amount raised under any other transaction having the commercial effect of a borrowing or raising of money,

but excluding:

(h)	Shareholder Loans and Intercompany Loans which are subordinated to the claims of the Finance Parties on terms and conditions relating to such subordination, to the satisfaction of the Facility Agent; and

(i)	obligations incurred or owed to trade creditors in the normal ordinary and regular course of business.

(94)	Interest Cover Ratio means:

(a)	consolidated EBITDA;

(b)	divided by total interest paid,

for each period of 12 months prior to each Measurement Date.

(95)	Interest Period means, in relation to a Loan, each period determined in accordance with clause 11 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with clause 10.3 (Default interest).

(96)	Interest Rate means, subject to clause 10.5 (Market and rate disruption):

(a)	in relation to Direct Facility Instruments:

(i)	in respect of Overdrafts, the percentage rate of the Prime Rate less 100 basis points all expressed on a nacm basis;

(ii)	in respect of Foreign Currency Accounts, the aggregate of the Relevant Rate, the WCF Lenders’ cost of funds (to the extent not already taken into account in the Relevant Rate) and the Margin, all expressed on a nacm basis; and

(iii)	in respect of any other Direct Facility Instrument, shall be a percentage rate agreed upon in writing by the WCF Lenders and the Borrowers;

(b)	in relation to Indirect Facility Instruments, shall be a percentage rate agreed upon in writing by the WCF Lenders and the Borrowers;

(c)	in relation to Facility B, the percentage rate of the Prime Rate less 100 basis points all expressed on a nacm basis;

(d)	in relation to Facility C, the rate agreed upon in writing by the WCF Lenders and the Borrowers.

(97)	Issuing Bank means Nedbank Limited (registration number 1951/000009/06), in its capacity as issuing bank under the Standby Letter of Credit Facility.

(98)	Lender means a WCF Lender or a Participating Lender and Lenders means, as the context requires, all of them.

(99)	Letter of Credit means a Facility A Loan made by way of a letter of credit issued by the WCF Lenders in response to the receipt by the WCF Lender of a request from a Borrower.

(100)	Letter of Guarantee means a Facility A Loan made by way of a letter of guarantee issued by the WCF Lenders in response to the receipt by the WCF Lender of a request from a Borrower.

(101)	Liabilities means all present and future liabilities and obligations at any time of a Borrower to the Finance Parties under the Finance Documents.

(102)	LIBOR means, in relation to any Foreign Currency Account, other than a Foreign Currency Account in euro, the applicable Screen Rate as of the Specified Time on the Quotation Day for the currency of that Foreign Currency Account and a period comparable to the Interest Period of that Foreign Currency Account.

(103)	Loan means a Facility A Loan, a Facility B Loan or a Facility C Loan and Loans means, as the context requires, all of them.

(104)	Majority WCF Lenders means:

(a)	if there are no Loans then outstanding, a WCF Lender or WCF Lenders whose Commitments aggregate more than 67% of the aggregate of the Total Commitments and the Facility C Amount (or, if the Total Commitments and the Facility C Amount have been reduced to zero, aggregated more than 67% of the Total Commitments and/or the Facility C Amount, as applicable, immediately prior to the reduction); or

(b)	at any other time, a WCF Lender or WCF Lenders whose participations in the Loans then outstanding aggregate more than 67% of all the Loans then outstanding.

(105)	Margin means, in relation to Facility A, in respect of Foreign Currency Accounts, 300 basis points per annum.

(106)	Marine Link means Marine Link Proprietary Limited (registration number 1980/002913/07), a private company duly incorporated according to the laws of South Africa.

(107)	Market Disruption Event has the meaning given thereto in clause 10.5 (Market and rate disruption).

(108)	Material Adverse Effect means any event, matter or circumstance (or combination of events, matters or circumstances) which has or may have a material adverse effect on:

(a)	the condition (financial or otherwise) of the business or prospects of the Obligors or any of their affiliates or any one of them; or

(b)	the ability of an Obligor or any of its affiliates to perform its payment or other material obligations under any agreement to which it is a party or under any Finance Document to which it is a party; or

(c)	the legality, validity and/or enforceability of the Finance Documents or any of them or the rights or remedies of the Finance Parties thereunder.

(109)	Material Subsidiary means any member of the Borrower Group which is incorporated in South Africa and whose gross assets, turnover or EBIDTA (in each case calculated excluding intra-group items and reference to the annual consolidated accounts of the Borrower Group) represents ten percent or more of the consolidated gross assets, turnover or EBITDA of the Borrower Group.

(110)	Measurement Date means the last day of each Financial Year of the Borrower Group and the last day of each financial half year of the Borrower Group throughout the Term.

(111)	Measurement Period means each period of 12 months trailing (preceding) a Measurement Date.

(112)	nacm means nominal annual compounded monthly in arrears.

(113)	Nedbank means Nedbank Limited (acting through Corporate Banking division) (registration number 1951/000009/06), a public company and registered bank duly incorporated according to the laws of South Africa.

(114)	Obligor means a Borrower or a Guarantor and Obligors means, as the context requires, all of them.

(115)	Original Borrower means each of the parties listed in Part II of Schedule 1 (Identity of Parties) hereto and Original Borrowers means, as the context requires, all of them.

(116)	Original Financial Statements means the audited consolidated annual financial statements of each of Pyramid Freight SA and UTi SA for the financial year ended 31 January 2008 prepared in accordance with GAAP.

(117)	Original Guarantors means those parties listed in Part III of Schedule 1 (Identity of Parties) and Original Guarantor means, as the context requires, any of them.

(118)	Original Participating Lender means each of the parties listed in Part IB of Schedule 1 (Identity of Parties) hereto and Original Participating Lenders means, as the context requires, all of them.

(119)	Original WCF Lender means each of the parties listed in Part IA of Schedule 1 (Identity of Parties) hereto and Original WCF Lenders means, as the context requires, all of them.

(120)	Overdraft means a Facility A Loan made by way of bank overdraft.

(121)	Participating Lenders means:

(a)	each Original Participating Lender; and

(b)	any person who has become a Party in accordance with clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement and Participating Lender means, as the context requires, any of them.

(122)	Parties means:

(a)	the Borrowers;

(b)	the WCF Lenders;

(c)	the Issuing Bank;

(d)	the Participating Lenders;

(e)	the Guarantors;

(f)	the Facility Agent,

and Party means, as the context requires, any of them.

(123)	Permitted Cash Management System means the Cash Management System of Nedbank.

(124)	Permitted Disposal means any Disposal made in the ordinary course of business.

(125)	Permitted Encumbrance means:

(a)	any Encumbrance arising under a Permitted Cash Management System; or

(b)	any lien arising by operation of law and in the ordinary course of business but not as a result of any default or omission; or

(c)	any Encumbrance arising in connection with any retention of title arrangement entered into in the ordinary course of its business in respect of property delivered but not fully paid for but not as a result of any default or omission by a Borrower; or

(d)	any Encumbrance securing a Loan or Guarantee in accordance with the provisions of the Finance Documents; or

(e)	any Encumbrance arising pursuant to Section 10.5 (Liens) of the Third Note Purchase Agreement; or

(f)	any Encumbrance created with the prior written approval of the Facility Agent.

(126)	Permitted Indebtedness means any indebtedness:

(a)	incurred under any Finance Document;

(b)	incurred from trade creditors in the ordinary course of business;

(c)	which was incurred prior to the Signature Date which has been disclosed:

(i)	in writing to the Facility Agent prior to the Signature Date; or

(ii)	in the Original Financial Statements,

if the capital amount or the original facility is not increased after the Signature Date;

(d)	which is a Subordinated Debt;

(e)	incurred by any member of the Borrower Group incorporated or domiciled in South Africa from UTi Worldwide or any of its subsidiaries not incorporated in South Africa, provided that:

(i)	such indebtedness shall constitute Subordinated Debt; and

(ii)	the prior written approval of the Exchange Control Department of the South African Reserve Bank shall have been obtained in respect of such indebtedness.

(f)	incurred pursuant to any Permitted Treasury Transaction;

(g)	incurred pursuant to Subsidiary Indebtedness under Section 10.6 of the Third Note Purchase Agreement; or

(h)	incurred with the prior written approval of the Facility Agent.

(127)	Permitted Loans means any loan or loans:

(a)	made by any member of the Borrower Group which is a Borrower under this Agreement to a member of the Borrower Group which is not a Borrower under this Agreement, provided that the aggregate amount of such loans shall not exceed ZAR50 000 000 during the Term; and

(b)	which constitute Intercompany Loans and under which each party thereto is a Borrower under this Agreement and are Subordinated Debt.

(128)	Permitted Transferees means any person listed in Schedule 7 (Permitted Transferees).

(129)	Permitted Treasury Transaction means any Treasury Transaction entered into from time to time by a Borrower with any provider pursuant to any hedging arrangements.

(130)	Prime Rate means the publicly quoted basic rate of interest per annum, compounded monthly in arrears and calculated on a 365 day year (irrespective of whether or not the year is a leap year) from time to time published by Nedbank as being their prime overdraft rate as certified by any manager of such bank, whose appointment and designation need not be proved.

(131)	Pro Rata Share means, in respect of the Standby Letter of Credit Facility, the proportion by which a Participating Lender’s aggregate share of the Standby Letter of Credit Facility compares to all of the Standby Letter of Credit Facility.

(132)	Pyramid BVI means Pyramid Freight (Proprietary) Limited (registration number 530960), a company duly incorporated according to the laws of the British Virgin Islands.

(133)	Pyramid Freight SA means Pyramid Freight (Proprietary) Limited (incorporated in the British Virgin Islands) (registration number 1987/003687/10), an external company duly registered according to the laws of South Africa and which is the South African branch of Pyramid BVI.

(134)	Quotation Day means¸ in relation to any Interest Period for which an Interest Rate is to be determined

(a)	if the currency is sterling, the first day of that Interest Period;

(b)	in relation to any other currency, two Business Days before the first Business Day for that period, unless market practice differs, in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

(135)	Rand and ZAR means South African Rand, the lawful currency of South Africa.

(136)	Rate Disruption Event means, at any time, the percentage rate of the Repo Rate is greater than the percentage rate of the Prime Rate.

(137)	Refinancing means the incurral by the Borrowers of Indebtedness for the purposes of funding the repayment of the Facility Outstandings.

(138)	Reference Banks means, in relation to LIBOR the principal London offices of HSBC plc, Standard Chartered Bank, London Branch and JP Morgan Chase Bank N.A., London Branch and, in relation to EURIBOR, the principal office in HSBC plc, BNP Paribas and Dresdner Bank AG or such other banks as may be appointed by the Facility Agent in consultation with the Borrowers.

(139)	Relevant Rate means LIBOR, or in relation to a Foreign Currency Account in euro, EURIBOR.

(140)	Relevant Interbank Market means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

(141)	Repayment Date means:

(a)	in relation to a Facility A Loan (excluding Overdrafts), the date agreed upon in writing by the WCF Lenders and the Borrowers;

(b)	in relation to Overdrafts, the Facility A Final Repayment Date;

(c)	in relation to a Facility B Loan, the date agreed upon in writing by the WCF Lenders and the Borrowers under the Asset Based Finance Facility Master Agreement;

(d)	in relation to a Facility C Loan, the date falling one month after that Facility C Loan was made to the relevant Borrower.

(142)	Repeating Representations means each of the representations set out in clause 20 (Representations).

(143)	Repo Rate means the interest rate at which commercial banks in South Africa can borrow money from the South African Reserve Bank.

(144)	Resignation Letter means a letter substantially in the form set out in Schedule 8 (Form of Resignation Letter).

(145)	Sanctioned Country means a country or territory which is subject to:

(a)	general trade, economic or financial sanctions embargoes imposed, administered or enforced by:

(i)	the United States government and administered by the Office of Foreign Assets Control of the Department of Treasury of the United States;

(ii)	the United Nations Security Council;

(iii)	the European Union;

(iv)	Her Majesty’s Treasury of the United Kingdom;

(v)	the government of the Republic of France; or

(vi)	the Council of Europe (founded under the Treaty of London, 1946); or

(b)	general economic or financial sanctions embargoes imposed by the United States government and administered by the United States State Department, the United States Department of Commerce or the United States Department of the Treasury.

(146)	Sanctioned Entity means any person or country that is listed in any Sanction List;

(147)	Sanctions List means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by:

(a)	the United States government and administered by the Office of Foreign Assets Control of the Department of Treasury of the United States, the United States State Department, the United States Department of Commerce or the United States Department of the Treasury;

(b)	the United Nations Security Council;

(c)	the European Union;

(d)	Her Majesty’s Treasury of the United Kingdom;

(e)	the government of the Republic of France; or

(f)	the Council of Europe (founded under the Treaty of London, 1946),

each as amended, supplemented or substituted from time to time.

(148)	Sanctioned Transaction means:

(a)	the use of the proceeds of the Facilities for the purpose of financing (or otherwise making funding available), directly or indirectly, the activities of any person or entity which is a Sanctioned Entity; or

(b)	the contribution or otherwise making available of the proceeds of the Facilities to any person or entity if a Borrower or any member of the Borrower Group, as the case may be, has actual knowledge that such party intends to use such proceeds for the purpose of financing the activities of any person or entity which is a Sanctioned Entity.

(149)	Screen Rate means:

(a)	in relation to LIBOR, the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period; and

(b)	in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen (or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters). If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the WCF Lenders.

(150)	Shareholder Loans means any loans or facilities made available by any shareholder to any member of the Borrower Group.

(151)	Sisonke Partnership Agreement means the written agreement entitled The Sisonke Partnership Agreement revised as of Thursday, 26 August 2010 concluded between CSC and Pyramid Freight SA dated 29 November 2010.

(152)	Sisonke Partnership Facility Letter means the written letter entitled Banking Facilities concluded between Nedbank and The Sisonke Partnership on 27 May 2009 pursuant to which Nedbank provided letters of guarantee for up to ZAR25 000 000 and an asset based facility for up to ZAR70 000 000 to The Sisonke Partnership.

(153)	Signature Date means the date of signature of the Party last signing the Initial Facilities Agreement in time.

(154)	Standby Letter of Credit means a letter of credit described in clause 17 (Standby Letter of Credit Facility) in the form attached hereto as Schedule 11 (Form of Standby Letter of Credit).

(155)	Standby Letter of Credit Facility means the Standby Letter of Credit facility described in clause 17 (Standby Letter of Credit Facility).

(156)	Sub Assembly means UTi-CMH Sub Assembly Proprietary Limited (registration number 2004/024931/07), a private company duly incorporated according to the laws of South Africa.

(157)	Subordinated Debt means any Financial Indebtedness or Shareholder Loans or Intercompany Loans which have been subordinated to the claims of the Finance Parties under the Finance Documents on terms and conditions to the satisfaction of the Facility Agent.

(158)	Subordination Agreement means the written agreement entitled Subordination Agreement concluded or to be concluded between the WCF Lenders, the Participating Lenders, the Facility Agent, the Issuing Bank, UTi Worldwide, the Borrowers and the Guarantors on or about the Signature Date.

(159)	Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

(160)	Term means the period commencing on the Signature Date and ending on the Discharge Date.

(161)	Termination Date means:

(a)	in relation to Facility A, the later of the Facility A Final Repayment Date and a Repayment Date;

(b)	in relation to Facility B, the later of the Facility B Final Repayment Date and a Repayment Date; and

(c)	in relation to Facility C, the Facility C Final Date.

(162)	The Sisonke Partnership means a partnership carried on by Pyramid Freight SA and CSC under the name and style of The Sisonke Partnership pursuant to the Sisonke Partnership Agreement.

(163)	Third Note Purchase Agreement means the written agreement entitled Note Purchase Agreement dated 25 January 2013 pursuant to which UTi Worldwide issued the US$150 000 000 4.10% Senior Unsecured Guaranteed Notes, Series A, due February 1, 2022 and the US$50 000 000 3.50% Senior Unsecured Guaranteed Notes, Series B, due February 1, 2020.

(164)	Total Commitments means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments.

(165)	Total Debt Coverage Ratio means Gross Debt divided by consolidated EBITDA.

(166)	Total Debt Service means all required interest or capital repayments paid or payable for the relevant Measurement Period on all Interest Bearing Debt.

(167)	Total Facility A Commitments means the aggregate of the Facility A Commitments, being ZAR680 000 000.

(168)	Total Facility B Commitments means the aggregate of the Facility B Commitments, being ZAR150 000 000.

(169)	Total Facility C Uncommitted Amount means an amount up to ZAR400 000 000 at the Signature Date.

(170)	Transfer Certificate means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and a Borrower.

(171)	Transfer Date means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate.

(172)	Treasury Transaction means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price in terms of a Borrower’s hedging policies as disclosed to the Facility Agent on or before the Signature Date.

(173)	Unpaid Sum means any sum due and payable but unpaid by a Borrower under the Finance Documents.

(174)	UTi Logistics means UTi Logistics (Proprietary) Limited (registration number 530800), a company duly incorporated according to the laws of the British Virgin Islands, and registered as an external company according to the laws of South Africa as UTi Logistics (Proprietary) Limited (incorporated in the British Virgin Islands) (registration number 1987/003821/10).

(175)	UTi SA means UTi SA Proprietary Limited (registration number 2004/015747/07), a private company duly incorporated according to the laws of South Africa.

(176)	UTi SA Buy-back Condition means the consent by UTi Empowerment Trust South Africa to sell to Pyramid Freight SA so much of its shareholding in UTi SA as Pyramid Freight SA may determine in the event that:

(a)	the South African Government introduces any amendments to prevailing black economic empowerment charters and/or legislation; or

(b)	the practice in respect of black economic empowerment changes, which change would have the effect of UTi SA no longer requiring to comply with the applicable black economic empowerment charter or of reducing the criteria for UTi SA’s compliance with the applicable black economic empowerment charter.

(177)	UTi Shared Services means UTi Shared Services Proprietary Limited (previously named Deldevco Properties Proprietary Limited) (registration number 1987/006075/07), a private company duly incorporated according to the laws of South Africa.

(178)	UTi Shared Services Facility Letter means the written letter entitled Banking Facilities concluded between Nedbank and UTi Shared Services on 22 July 2009 as amended by the written letter entitled First Addendum to Banking Facilities concluded between Nedbank and UTi Shared Services on 30 April 2013 pursuant to which Nedbank provided an asset based facility for up to ZAR4 061 585 to UTi Shared Services.

(179)	UTi Worldwide means UTi Worldwide Inc. (registration number 14127), a company duly incorporated according to the laws of the British Virgin Islands.

(180)	Utilisation means a utilisation of a Facility.

(181)	Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made.

(182)	VAT means value added tax as provided for in the Value Added Tax Act, 1991 and any other tax of a similar nature.

(183)	WCF Lenders means:

(a)	each Original WCF Lender; and

(b)	any person who has become a Party in accordance with clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement and WCF Lender means, as the context requires, any of them.

1.2	All accounting expressions which are not otherwise defined in this Agreement shall be construed in accordance with GAAP.

1.3	A document in an agreed form is a document which has been initialled as such on or before the Signature Date for the purposes of identification by or on behalf of a Borrower and the Facility Agent or, if not so initialled, is in form and substance reasonably satisfactory to the Facility Agent.

1.4	Any reference in this Agreement to:

(1)	an affiliate means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

(2)	an amendment includes a supplement, novation or re-enactment and amended is to be construed accordingly;

(3)	arm’s length means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm’s length transaction with a person that is not the ultimate holding company of such counterparty or an entity of which such counterparty or its ultimate holding company has direct or indirect control, or owns directly or indirectly more than 20% of the share capital or similar rights of ownership;

(4)	assets includes properties, revenues and rights of every description;

(5)	associate shall be construed in accordance with GAAP;

(6)	audited means, in respect of any financial statement those financial statements as audited by the Auditors;

(7)	authorisations mean any authorisation, consent, registration, filing, agreement, notarisation, certificate, licence, approval, resolution, permit and/or authority or any exemption from any of the aforesaid, by, with or from any authority (including, without limitation, any approvals required from the South African Reserve Bank in relation to any Finance Document or any transaction contemplated under any Finance Document);

(8)	authority means any government or governmental, administrative, fiscal or judicial authority, body, court, department, commission, tribunal, registry or any stated owned or controlled authority which principally performs governmental functions;

(9)	a calendar month shall be construed as a named month, i.e. January, February, March, April, May, June, July, August, September, October, November and December;

(10)	a clause shall, subject to any contrary indication, be construed as a reference to a clause hereof;

(11)	continuing, in the context of a Default, means that such Default has not been remedied or waived;

(12)	control means, in relation to any company or similar organisation or person, the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that person;

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(c)	give directions with respect to the operating and financial policies of that person which the directors or other equivalent officers of that person are obliged to comply with;

(13)	a holding company shall be construed in accordance with the Companies Act, 2008;

(14)	the words including” and in particular are used by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any of the preceding words;

(15)	indebtedness shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(16)	law shall be construed as any law (including statutory, common or customary law), statute, constitution, decree, judgment, treaty, regulation, directive, by-law, order, other legislative measure, directive, requirement of any government, supranational, local government, statutory or regulatory or self-regulatory or similar body or authority or court and the common law, as amended, replaced, re-enacted, restated or reinterpreted from time to time;

(17)	a month means a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day but one in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the directly preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

(18)	the words other and otherwise shall not be construed eiusdem generis with any foregoing words where a wider construction is possible;

(19)	a person shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(20)	a regulation means any regulation, rule, official directive of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(21)	repay (or any derivative form of that word) includes prepay (or any derivative form of that word);

(22)	security interest means any mortgage, pledge, lien, charge, assignment, cession, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security;

(23)	a Schedule shall, subject to any contrary indication, be construed as a reference to a Schedule hereof;

(24)	a subsidiary shall be construed in accordance with the Companies Act, 2008.

1.5	Unless inconsistent with the context or save where the contrary is expressly indicated in this Agreement:

(1)	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in an interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

(2)	when any number of days is prescribed in this Agreement, same shall be reckoned inclusively of the first and exclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

(3)	in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the immediately succeeding Business Day;

(4)	in the event that the day for performance of any obligation (other than a payment obligation) to be performed in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for performance shall be the immediately succeeding Business Day;

(5)	any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

(6)	any reference in this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

(7)	except as expressly provided for in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement;

(8)	a reference to a Party includes that Party’s lawful successors-in-title and permitted assigns;

(9)	where any Party is required to provide any consent or approval or agree to the actions of any other Party, the request for such consent or approval or agreement shall be in writing and such consent or approval or agreement shall be in writing and shall not be unreasonably withheld or delayed.

1.6	The headings to the clauses and Schedules of this Agreement are for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause or Schedule thereof.

1.7	Unless inconsistent with the context, an expression in this Agreement which denotes:

(1)	any one gender includes the other genders;

(2)	a natural person includes an artificial person and vice versa; and

(3)	the singular includes the plural and vice versa.

1.8	The Schedules to this Agreement form an integral part thereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such Schedules. To the extent that there is any conflict between the Schedules to this Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.9	Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in any interpretation clause.

1.10	The rule of construction, in the event of ambiguity, that the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

1.11	This Agreement shall to the extent permitted by applicable law be binding on and enforceable by the administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party’s administrators, trustees, permitted assigns or liquidators, as the case may be.

1.12	The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

1.13	Where figures are referred to in numerals and in words in this Agreement, if there is any conflict between the two, the words shall prevail.

1.14	No prior drafts of any Finance Document, any mandate letter or any term sheet shall be admissible as evidence in any proceedings brought to determine any dispute arising out of this Agreement between the Parties.

2	The Facilities

2.1	The Facilities

(1)	Subject to the terms of this Agreement, the WCF Lenders make available to the Borrowers:

(a)	a Rand revolving loan facility in an aggregate amount equal to the Total Facility A Commitments provided that:

(i)	in respect of Direct Facility Instruments, the aggregate of all Loans made and all other amounts outstanding thereunder shall not at any time exceed the Direct Facility Instruments Sub-limit; and

(ii)	in respect of Indirect Facility Instruments, the aggregate of all Loans made and all other amounts outstanding thereunder shall not at any time exceed the Indirect Facility Instruments Sub-limit;

(b)	a Rand revolving asset based finance facility in an aggregate amount equal to the Total Facility B Commitments upon the terms and conditions of the Asset Based Finance Facility Agreements; and

(c)	an uncommitted seasonal customs facility in an aggregate amount equal to the Total Facility C Uncommitted Amount.

(2)	Facility A may be availed of by way of Direct Facility Instruments and Indirect Facility Instruments.

(3)	Indirect Facility Instruments shall be in such format as may reasonably be acceptable to the WCF Lenders and shall have expiry dates not exceeding 12 months from the date of issue unless agreed to by the WCF Lenders.

2.2	Finance Parties’ rights and obligations

(1)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(2)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Borrower shall be a separate and independent debt.

(3)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3	Purpose

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facilities towards:

(1)	in respect of Facility A, its general corporate purposes;

(2)	in respect of Facility B, funding its asset based requirements; and

(3)	in respect of Facility C, its customs and excise obligations only.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to the Finance Documents.

4	Conditions of Utilisation

4.1	Initial conditions precedent

No Borrower may utilise any Facility unless the Facility Agent has received all of the Advance Condition Documents in form and in substance satisfactory to the Facility Agent. The Facility Agent shall notify the Borrowers and the WCF Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The WCF Lenders will only be obliged to comply with clause 5.2 (WCF Lender’s Participation) if on the proposed Utilisation Date:

(1)	no Default is continuing or would result from the proposed Loan;

(2)	the Repeating Representations to be made by a Borrower are true in all material respects;

(3)	at all times and including the Facilities the aggregate amount of Interest Bearing Debt of the Borrowers does not exceed ZAR1 500 000 000 (excluding any Interest Bearing Debt in respect of Facility C); and

(4)	in the case of a Facility C Loan only:

(a)	the prior approval of the WCF Lenders’ internal credit committee has been obtained; and

(b)	the Debtors Cover Ratio on a date which is ten Business Days prior to the proposed Utilisation Date, is not less than two times; or

(c)	credit support has been provided in relation to such Facility C Loan to the satisfaction of the WCF Lenders.

5	Utilisation

5.1	Utilisation

(1)	A Borrower may utilise a Facility on or after the CP Satisfaction Date during the relevant Availability Period, provided that:

(a)	in respect of an Indirect Facility Instrument:

(i)	such Borrower shall notify the Facility Agent not less than three Business Days prior to the proposed Utilisation Date (Utilisation Notice);

(ii)	the proposed Utilisation Date is a Business Day; and

(iii)	the Utilisation Notice shall identify the Indirect Facility Instrument and set out all relevant information the WCF Lenders may require in respect of the Indirect Facility Instrument; and

(b)	in respect of a Facility C Loan:

(i)	a Borrower shall, by written notice, notify the Facility Agent not less than ten Business Days prior to the proposed Utilisation Date;

(ii)	the proposed Utilisation Date is a Business Day; and

(iii)	together with such notification deliver a complete Debtors age analysis in relation to the South African Borrower Group dated as of the date of such notice together with any other information requested by the WCF Lenders.

(2)	Any drawdown or payment made by the WCF Lenders, in accordance with the terms and conditions under the Asset Based Finance Facility Master Agreement and an Applicable ABF Schedule shall constitute a Facility B Loan.

5.2	WCF Lender’s Participation

(1)	If the conditions set out in this Agreement have been met, each WCF Lender shall make its participation in each Loan available by the Utilisation Date.

(2)	The amount of each WCF Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(3)	The Agent shall notify each WCF Lender of the amount of each Loan and the amount of its participation in that Loan.

5.3	Cancellation of Commitment

(1)	The Total Facility A Commitments shall be immediately cancelled at the end of the Availability Period for Facility A.

(2)	The Total Facility B Commitments shall be immediately cancelled at the end of the Availability Period for Facility B.

6	Existing Facilities

6.1	The Parties record that the Existing Facilities have been issued as follows:

(1)	by the Issuing Bank pursuant to the Existing Letters of Credit Agreement and the Existing ABF Master Agreements; and

(2)	by Nedbank pursuant to the Sisonke Partnership Facility Letter and the UTi Shared Services Facility Letter.

6.2	The Parties agree that the Existing Facilities shall be assumed under this Agreement and deemed to be issued under this Agreement on:

(1)	in relation to the Existing Letters of Credit Agreement and the Existing ABF Master Agreements, the CP Satisfaction Date in respect of the Facilities; and

(2)	in relation to the Sisonke Partnership Facility Letter and the UTi Shared Services Facility Letter, the Amendment Date,

and shall constitute a Utilisation under Facility A and/or Facility B, as the case may be and as applicable, on the relevant date.

7	Repayment

7.1	Repayment of Facility A Loans

Each Borrower which has drawn a Facility A Loan shall repay that Loan on the Repayment Date.

7.2	Repayment of Facility B Loans

Each Borrower which has drawn a Facility B Loan shall repay that Loan in accordance with the terms and conditions of the Asset Based Finance Facility Master Agreement and the relevant Applicable ABF Schedule.

7.3	Repayment of Facility C Loans

Each Borrower which has drawn a Facility C Loan shall repay that Loan on the Repayment Date.

8	Prepayment and cancellation

8.1	Mandatory repayment: Illegality

If it becomes unlawful in any applicable jurisdiction for a WCF Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(1)	that WCF Lender shall promptly notify the Facility Agent upon becoming aware of that event and the Facility Agent shall thereafter notify the Borrowers and the other WCF Lenders;

(2)	upon the Facility Agent notifying the Borrowers, the Commitment of that WCF Lender will be immediately cancelled; and

(3)	each Borrower shall repay that WCF Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by the WCF Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

8.2	Mandatory repayment: Change of Control

(1)	If a Change of Control in respect of each of Pyramid BVI and Pyramid Freight SA occurs:

(a)	Pyramid Freight SA shall, promptly after becoming aware of the same, notify the Facility Agent;

(b)	upon the Facility Agent receiving notice from Pyramid Freight SA, the Facility Agent shall notify the Borrowers that the Facilities will be immediately cancelled and the WCF Lenders shall not thereafter be obliged to participate in the making of any further Loans; and

(c)	the Borrowers shall repay the Facility Outstandings no later than five Business Days after the date of receipt by the Borrowers of the written notice from the Facility Agent pursuant to clause 8.2(1)(b).

8.3	Refinancing

In the event that the Borrowers implement a Refinancing with a registered bank or financial institution (directly or indirectly) within 18 months of the Advance Date, the Borrowers shall pay to the WCF Lenders a refinancing penalty fee equal to 100 basis point of the aggregate value of the Facilities.

8.4	Voluntary prepayment of Facility A Loans

A Borrower to which a Loan has been made utilising a Direct Facility Instrument may at any time prepay the whole or any part of a Facility A Loan.

8.5	Voluntary prepayment of Facility B Loans

(1)	A Borrower to which a Facility B Loan has been made shall prepay that Facility B Loan in accordance with, and subject to, the terms and conditions of the Asset Based Finance Facility Master Agreement.

(2)	Any prepayment of a Facility B Loan shall, if permitted under the Asset Based Finance Facility Master Agreement, only be made out of Free Cash Flow.

8.6	Right of repayment and cancellation in relation to a single WCF Lender

(1)	If:

(a)	any sum payable to any WCF Lender by a Borrower is required to be increased under clause 13.2 (Tax gross-up); or

(b)	any WCF Lender claims indemnification from a Borrower under clause 13.3 (Tax indemnity) and clause 14.1 (Increased costs),

such Borrower may, whilst the circumstance giving rise to the requirement for indemnification continues, give the Facility Agent not less than 30 days prior written notice of cancellation of the Commitment of that WCF Lender and its intention to procure the repayment of that WCF Lender’s participation in the Loans.

(2)	On receipt of a notice referred to in clause 8.6(1) above, the Commitment of that WCF Lender shall immediately be reduced to zero.

(3)	On the last day of each Interest Period which ends after the Borrower’s notice under clause 8.6(1) has taken effect, each Borrower to which a Loan is outstanding shall repay that WCF Lender’s participation in that Loan.

8.7	Restrictions

(1)	Any notice of cancellation or prepayment given by any Party under this clause 8 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(2)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Breakage Costs, without premium or penalty.

(3)	Unless a contrary indication appears in this Agreement, any part of a Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(4)	The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(5)	No amount of the Total Commitments or the Total Facility C Uncommitted Amount cancelled under this Agreement may be subsequently reinstated.

(6)	If the Facility Agent receives a notice under this clause 8 (Prepayment and Cancellation), it shall promptly forward a copy of that notice to either the Borrowers or the affected WCF Lenders, as appropriate.

8.8	Breakage Costs

(1)	If any repayment or prepayment of all or any part of the Loans (whether voluntary or mandatory) or any payment of any Unpaid Sum is made otherwise than on the last day of an Interest Period then the Borrowers shall pay to the Facility Agent for the account of each WCF Lender participating in the Loans or to whom that Unpaid Sum is owed within three Business Days of demand by the Facility Agent (together with a copy of the applicable certificate(s) delivered to the Facility Agent under clause 8.8(2)) a sum equal to the Breakage Costs applicable thereto.

(2)	Each WCF Lender shall, as soon as reasonably practicable after demand by the Facility Agent but in any event within five Business Days of such demand (and in any event prior to the Facility Agent making a demand for the same under clause 8.8(1)), provide a certificate confirming in reasonable detail the amount of its Breakage Costs for any Interest Period in which they accrue. Each such certificate shall promptly be delivered to the Borrowers by the Facility Agent.

9	Headroom Limit

9.1	The Borrower may apply to the Original Participating Lender for an increase in the Total Facility A Commitments and the Total Facility B Commitments in an aggregate amount not exceeding the Headroom Limit by delivering to the Original Participating Lender written notice (a Headroom Request):

(1)	confirming that no Default has occurred and is continuing;

(2)	confirming that business rescue proceedings have not commenced in respect of any Obligor;

(3)	advising the amount of the increase in the Commitments applied for, the period for which the increase is sought and whether the increase is sought in respect of the Total Facility A Commitments or the Total Facility B Commitments; and, if the increase is requested in respect of the Total Facility A Commitments, whether the increase is requested in respect of the Direct Facilities Instrument Sub-Limit or the Indirect Facility Instruments Sub-Limit; and

(4)	confirming that the Headroom Request, if approved, will not affect the ability of the Obligors to perform their obligations under the Finance Documents.

9.2	The Original Participating Lender shall, in its sole and absolute discretion and within ten Business Days of receipt of a Headroom Request, advise the Borrowers in writing (a Headroom Request Response) whether or not the relevant Headroom Request has been approved, which advice shall:

(1)	state whether or not the Headroom Request has been approved;

(2)	advise any conditions to the approval of the Headroom Request;

(3)	advise what documentation, if any, is required to be executed and delivered by the Obligors prior to the implementation of the Headroom Request, including any addendum to this Agreement or the provision of security.

9.3	If a Headroom Request is approved, the increase of the Total Facility A Commitments or the Total Facility B Commitments in the amount and for the period requested in the Headroom Request will take effect upon written notice from the Original Participating Lender that all of the conditions contained in the Headroom Request Response have been fulfilled to its satisfaction and that all documents required in terms of a Headroom Request Response have been executed and delivered in form and substance satisfactory to the Original Participating Lender.

9.4	Any increase in the Total Facility A Commitments or the Total Facility B Commitments pursuant to this clause 9 (Headroom Limit) shall increase the Commitments of the Original Participating Lender only and no other Participating Lender shall be obliged to increase its Commitments as a result.

10	Interest

10.1	Calculation of interest

(1)	Interest shall accrue on each Loan at the Interest Rate.

(2)	Interest on each Loan during each Interest Period shall:

(a)	accrue on a day-to-day basis;

(b)	be calculated inclusive of the first and exclusive of the last day of such Interest Period, on the actual number of days elapsed and, for the purposes of calculation, based on a 365 day year, irrespective of whether the year is a leap year or not; and

(c)	to the extent not paid on the last day of an Interest Period, be capitalised on the last day of that Interest Period.

10.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period.

10.3	Default interest

(1)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date and that failure results in an Event of Default, interest shall accrue on the overdue amount from the date of the occurrence of the Event of Default up to the date of actual payment (both before and after judgment) at the Default Interest Rate for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this clause 10.3 (Default interest) shall be immediately payable by the relevant Obligor on demand by the Facility Agent.

(2)	Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

10.4	Notification of rates of interest

The Facility Agent shall promptly notify the WCF Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

10.5	Market and rate disruption

(1)	If a Market Disruption Event occurs in relation to a Foreign Currency Account for any Interest Period, then the rate of interest on each WCF Lender’s share of that Foreign Currency Account, as applicable, for the Interest Period shall be the percentage rate per annum which is the sum of:

(a)	the Interest Rate; and

(b)	the rate notified to the Facility Agent by that WCF Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that WCF Lender of funding its participation in that Foreign Currency Account, as applicable, from whatever source it may reasonably select.

(2)	In this Agreement Market Disruption Event means:

(a)	at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and Interest Period; or

(b)	before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a WCF Lender or WCF Lenders (whose participations in an Overdraft or Facility B Loan, as applicable, exceed 30% of Overdraft or Facility B Loan, as applicable) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

(3)	If a Rate Disruption Event occurs in relation to any Overdrafts or any Facility B Loan, as the case may be, and for so long as it is continuing, then the Interest Rate on each WCF Lender’s share of that Overdraft or Facility B Loan, as applicable, shall be:

(a)	in respect of Overdrafts, the percentage rate of the Repo Rate plus 250 basis points all expressed on a nacm basis; and

(b)	in relation to Facility B Loans, the percentage rate of the Repo Rate plus 250 basis points all expressed on a nacm basis.

11	Interest Periods

11.1	Interest Periods

(1)	Subject to this clause 11 (Interest Periods) and in respect of a Loan, the Interest Period shall be one month or any other period agreed between the Borrower and the Facility Agent (acting on the instructions of all the WCF Lenders).

(2)	An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(3)	Each Interest Period for Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day.

12	Fees

12.1	Commitment fee

The Borrower shall pay to the Facility Agent (for the account of the WCF Lenders) a commitment fee in the amount and at the times agreed in a Fee Letter.

12.2	Agency fee

The Borrowers shall pay to the Facility Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.3	Standby Letter of Credit

The Borrowers shall pay to the Issuing Bank an issuing bank fee, as well as a commitment fee and a quarterly commission in the amount and at the times agreed in a Fee Letter.

12.4	Upfront/Raising fee

The Borrower shall pay to the Facility Agent (for the account of the WCF Lenders) an/a upfront/raising fee in the amount and at the times agreed in a Fee Letter.

13	Tax gross up and indemnities

13.1	Definitions

(1)	In this clause 13 (Tax gross up and Indemnities):

(a)	Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

(b)	Tax Credit means a credit against, relief or remission for, or repayment of, any Tax.

(c)	Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

(d)	Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 13.2 (Tax gross-up) or a payment under clause 13.3 (Tax indemnity).

(2)	In this clause 13 (Tax gross up and Indemnities) a reference to determines or determined means a determination made in the absolute good faith discretion of the person making the determination.

13.2	Tax gross-up

(1)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

(2)	Each Obligor or a Finance Party shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is or will be any change in the rate or the basis of a Tax Deduction), notify the Facility Agent accordingly. If the Facility Agent receives such notification from a Finance Party it shall notify that Obligor.

(3)	If a Tax Deduction is required by law to be made by a Finance Party with respect to a payment to any other Finance Party which represents an amount or amounts received by that person from an Obligor, such Obligor shall pay directly to that other Finance Party an amount which (after making any required Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(4)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from such Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(5)	If an Obligor is required to make a Tax Deduction, such Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(6)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor shall deliver to the Facility Agent for the Finance Party entitled to the payment an original receipt (or a copy, certified as a true copy by that Obligor, of such receipt) issued by the relevant taxation or other authority which evidences to that Finance Party that the Tax Deduction has been made or (as applicable) that any appropriate payment has been paid to the relevant taxing authority.

13.3	Tax indemnity

(1)	Each Obligor shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(2)	clause 13.3(1) above shall not apply:

(a)	with respect to any Tax assessed on a Finance Party:

(i)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Finance Party performs its obligations under this Agreement in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)	to the extent a loss, liability or cost is compensated for by an increased payment under clause 13.2 (Tax gross-up).

(3)	A Protected Party making, or intending to make a claim under clause 13.3(1) shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

(4)	A Protected Party shall, on receiving a payment from an Obligor under this clause 13, notify the Facility Agent.

13.4	Tax Credit

(1)	If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

that Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in the case had the Tax Payment not been required to be made by that Obligor.

13.5	Stamp taxes

Each Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any properly incurred cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	Value-Added Tax

(1)	All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to clause 13.6(3) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

(2)	If VAT is chargeable on any supply made by any Finance Party (Supplier) to any other Finance Party (Recipient) under a Finance Document, and any Party (Relevant Party) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

(3)	Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

14	Increased Costs

14.1	Increased Costs

(1)	If any of the following occurs at any time after the Signature Date but before the Discharge Date:

(a)	the adoption, change, amendment, variation, replacement or change in interpretation of any law or of any authorisation, with which any Finance Party is required to comply, or any change in any circumstances occurs or any duty is imposed; and/or

(b)	any directive, announcement, requirement, request or guidance (whether or not having the force of law) of any central, federal or reserve bank or any other fiscal, monetary, regulatory or other authority (but excluding optional compliance therewith); and/or

(c)	a requirement by any statutory or monetary authority to pay Taxes (excluding any Tax on income, profits, gains and capital), levies or other amounts whatsoever or to maintain special deposits or reserve assets, in addition to those currently paid or maintained or reserved by any Finance Party (but excluding optional compliance therewith); and/or

(d)	any mandatory compliance by any Finance Party with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements) in respect of this Agreement in addition to those reasonably anticipated by any Finance Party; and/or

(e)	any mandatory compliance by any Finance Party with any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of the qualifying capital to be allocated to the amount advanced under any Finance Document or of a change of weighting of the commitment under any Finance Document, which is of general application to institutions registered and conducting the business of a bank in terms of the Banks Act, 1990 and/or which relates, without limitation and to the extent applicable, to the provisions of Basel III; and/or

(f)	any Finance Party which did not do so prior to the Signature Date mandatorily complies with or applies the provisions of Basel III or any interpretation, implementation or administration thereof,

which:

(g)	subjects any Finance Party to any Tax (excluding any Tax on income, profits, gains and capital), duty or similar charge in respect of its obligations to provide or maintain the Facility or changes the basis of the taxation of payments to any Finance Party of the capital of or interest on any Facility or in respect of any other amounts due under any of the Finance Documents or in respect of any Facility; or

(h)	imposes, modifies or deems applicable to capital or reserve requirements or similar requirements in respect of the Facility or imposes on any Finance Party any other requirements or conditions affecting its obligations to make or maintain any Facility, to any Finance Party, then at the election of that Finance Party (if it is also a WCF Lender):

(i)	or in the case of a Finance Party which is not a WCF Lender, within 30 days of a written demand by the Facility Agent, the Borrowers shall pay to the Facility Agent for the account of that Finance Party an additional amount as is sufficient to compensate that Finance Party for such Increased Costs; or

(j)	in the case of any WCF Lender, that WCF Lender shall be entitled to increase the applicable Margin of that Facility, in relation to that WCF Lender only, by such percentage as is necessary to compensate that WCF Lender for such Increased Costs. The increase in the applicable Margin pursuant to this clause 14.1(1)(j) shall take effect from the date specified in a written notice delivered by the Facility Agent to the Borrowers but in any event not less than 30 days after the date of such written notice.

14.2	Increase cost claims

(1)	A Finance Party intending to make a claim pursuant to clause 14.1 (Increased Costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

(2)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	Exceptions

The provisions of this clause 14.1 (Increased Costs) shall not apply to the extent that any Increased Cost is:

(1)	in relation to a Finance Party, attributable to that Finance Party complying with any requirement specified in clause 14.1 (Increased Costs) after the Signature Date with which it was mandatorily required to comply prior to the Signature Date;

(2)	compensated for under any other clause of this Agreement or would have been compensated for but for an exception to that clause;

(3)	attributable to a Tax Deduction required by law to be made by a Borrower;

(4)	attributable to the gross negligence or the wilful breach by the relevant Finance Party of any applicable law or regulation; or

(5)	attributable to any default by the relevant Finance Party of any of its obligations under the Finance Documents.

14.4	In this clause 14 (Increased Costs):

(1)	a reference to Tax Deduction has the meaning given to it in clause 13.1 (Definitions); and

(2)	Increased Costs means:

(a)	a reduction in the rate of return from any Facility or on a Finance Party’s (or its affiliate’s) overall capital;

(b)	an additional or increased cost; or

(c)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

15	Other indemnities

15.1	Other indemnities

(1)	Each Borrower shall (or shall procure that each Obligor will), within five Business Days of demand, indemnify each Finance Party against any cost, loss or liability reasonably incurred by that Finance Party as a result of:

(a)	the occurrence of any Default or the operation of clause 24.16 (Acceleration);

(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost loss or liability arising as a result of clause 29 (Sharing among the Finance Parties);

(c)	funding, or making arrangements to fund, its participation in any Loan requested by a Borrower in a Utilisation but not made by reason of the operation of any one or more of the provisions of this Agreement or any other Finance Document (other than by reason of default or negligence by that Finance Party or, as applicable, the Facility Agent alone); or

(d)	any Loan (or part of that Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

(2)	A Finance Party intending to make a claim pursuant to clause 15.1(1) above shall notify the Facility Agent in writing of the event giving rise to the claim and shall provide to the Facility Agent particulars of the circumstances giving rise to a claim and a calculation of the amount so claimed. Promptly upon receipt of any notice and particulars referred to in clause 15.2(2), the Facility Agent shall deliver such notice and particulars to the Borrowers.

15.2	Indemnity to the Facility Agent

Each Borrower shall promptly indemnify the Facility Agent against any cost, loss or liability reasonably incurred by the Facility Agent (acting reasonably) as a result of:

(1)	investigating any event which it reasonably believes is a Default; or

(2)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

16	Mitigation by the WCF Lenders

16.1	Mitigation

(1)	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to or which would result in an increase to any amount payable under, any of clause 8.1 (Mandatory Repayment: Illegality), clause 13 (Tax gross up and Indemnities) or clause 14 (Increased Costs) (including (but not limited to)) transferring its rights and obligations under the Finance Documents to another affiliate.

(2)	clause 16.1(1) above does not in any way limit the obligations of any Obligor under the Finance Documents.

16.2	Limitation of Liability

(1)	Each Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 16.1 (Mitigation).

(2)	A Finance Party is not obliged to take any steps under clause 16.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17	Standby Letter of Credit Facility

Any Borrower shall have the right to request the Issuing Bank to issue a standby letter of credit counter-indemnified by the Participating Lenders on the terms and subject to the conditions set out in this Agreement.

17.1	Delivery of a Utilisation Request for the Standby Letter of Credit

A Borrower may request the Standby Letter of Credit to be issued to the WCF Lenders by delivery to the Facility Agent of a duly completed utilisation request (SLC Utilisation Request) not later than two days prior to the proposed Utilisation Date (SLC Utilisation Date).

17.2	Completion of an SLC Utilisation Request for the Standby Letter of Credit

(1)	The SLC Utilisation Request for the Standby Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for the Standby Letter of Credit;

(b)	it identifies the Borrower of the Standby Letter of Credit;

(c)	the proposed SLC Utilisation Date is a Business Day;

(d)	the proposed beneficiaries are WCF Lenders;

(e)	the amount on the Standby Letter of Credit is not less than the Total Facility A Commitments;

(f)	the form of Standby Letter of Credit is attached;

(g)	the expiry date of the Standby Letter of Credit is on or prior to the Maturity Date; and

(h)	the delivery instructions for the Standby Letter of Credit are specified.

(2)	Only one Standby Letter of Credit may be requested.

17.3	Issue of the Standby Letter of Credit

(1)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Standby Letter of Credit on the SLC Utilisation Date.

(2)	The amount of each Participating Lender’s share in the Standby Letter of Credit will be its Pro Rata Share on the proposed SLC Utilisation Date.

(3)	If the conditions set out in this Agreement have been met, the Issuing Bank must issue the Standby Letter of Credit on the SLC Utilisation Date.

17.4	Extension of the Standby Letter of Credit

(1)	A Borrower may request that the Standby Letter of Credit issued on behalf of that Borrower is extended by delivery to the Facility Agent of a notice specifying the proposed maturity date (if any) three Business Days prior to the maturity date of the Standby Letter of Credit.

(2)	The Facility Agent must promptly notify the Issuing Bank and each Participating Lender of the details of the requested extension of the Standby Letter of Credit and the amount of its share of the Standby Letter of Credit.

(3)	The terms of the extended Standby Letter of Credit shall be the same as those of the Standby Letter of Credit immediately prior to its extension, except that:

(a)	its amount may be less than the amount of the Standby Letter of Credit immediately prior to its renewal; and

(b)	its maturity date will be the date specified in the extension request (provided that the new maturity date may not extend beyond a date falling 12 months after the Maturity Date, unless otherwise agreed by the Facility Agent).

(4)	If the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re-issue the Standby Letter of Credit pursuant to an extension request.

17.5	Immediately payable

If the Standby Letter of Credit or any amount outstanding under the Standby Letter of Credit is expressed to be immediately payable, the Borrower that requested the issue of the Standby Letter of Credit shall repay or prepay that amount immediately.

17.6	Claims under a Standby Letter of Credit

(1)	Each Borrower irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Standby Letter of Credit requested by it and which appears on its face to be in order (a Claim).

(2)	Each Borrower shall immediately on demand pay to the Facility Agent for the Issuing Bank an amount equal to the amount of any Claim.

(3)	Each Borrower acknowledges that the Issuing Bank:

(a)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a Claim; and

(b)	deals in documents only and will not be concerned with the legality of a Claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(4)	The obligations of a Borrower under this clause will not be affected by:

(a)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(b)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

17.7	Indemnities

(1)	Each Obligor indemnifies the Issuing Bank against any loss or liability which the Issuing Bank incurs under or in connection with the Standby Letter of Credit, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank or by an illegal issuance of the Standby Letter of Credit by the Issuing Bank.

(2)	Each Participating Lender indemnifies the Issuing Bank against its share of any loss or liability which the Issuing Bank incurs under or in connection with the Standby Letter of Credit and which has not been paid for by an Obligor, except to the extent that the loss or liability is directly caused by the gross negligence or wilful misconduct of the Issuing Bank or by an illegal issuance of the Standby Letter of Credit by the Issuing Bank.

(3)	A Participating Lender’s share of the liability or loss referred to in clause 17.7(2) will be its Pro Rata Share on the SLC Utilisation Date of the Standby Letter of Credit, adjusted to reflect any subsequent cession, assignment and transfer under this Agreement.

(4)	The Obligors must immediately on demand reimburse any Participating Lender for any payment it makes to the Issuing Bank under this clause 17.7 (Indemnities).

(5)	The obligations of each Obligor and each Participating Lender under this clause 17.7 (Indemnities) are continuing obligations and will extend to the ultimate balance of all sums payable by that Obligor or that Participating Lender under or in connection with the Standby Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(6)	The obligations of the Participating Lender or any Obligor under this clause 17 (Standby Letter of Credit Facility) will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this clause 17 (Standby Letter of Credit Facility) (whether or not to it or any other person), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under the Standby Letter of Credit or any other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Borrower Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under the Standby Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under the Standby Letter of Credit or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document, the Standby Letter of Credit or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, the Standby Letter of Credit or any other document or security; or

(g)	any insolvency or similar proceedings.

18	Costs and expenses

18.1	Transaction expenses

The Borrowers shall promptly on demand pay the Facility Agent the amount of all reasonable or necessary costs and expenses (including legal fees payable to the legal advisers Norton Rose Fulbright South Africa (incorporated as Deneys Reitz Inc.)) incurred by the Facility Agent and the WCF Lenders in connection with:

(1)	the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement, the other Finance Documents and the Advance Condition Documents; and

(b)	any other Finance Documents executed after the Signature Date;

(2)	any filing, notification, registration or recording in connection with any Finance Document; and

(3)	any due diligence investigation conducted by the WCF Lenders prior to the Signature Date.

18.2	Amendment costs

Each Borrower shall promptly on demand pay the Facility Agent the amount of all reasonable or necessary costs and expenses (including reasonable or necessary legal fees) incurred by the Facility Agent or the other Finance Parties in connection with any amendment, variation, supplement, replacement, novation, waiver or consent in relation to any Finance Document save in respect of any such amendment, variation, supplement, replacement, novation, waiver or consent requested by a Finance Party other than as a result of any requirement of any applicable law.

18.3	Enforcement costs

Each Borrower shall promptly on demand pay to the Facility Agent (for the account of each Finance Party) the amount of all costs and expenses (including legal fees on the scale as between attorney and own client whether incurred before or after judgement) incurred by that Finance Party (as notified by it to the Borrowers, with a copy to the Facility Agent) in connection with the enforcement of, or the preservation of any rights under, any Finance Document as a consequence of the occurrence of a Default.

19	Guarantee and indemnity

19.1	Guarantee

(1)	Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party the punctual payment by each Borrower of any amount due by that Borrower under or in connection with the Finance Documents;

(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover from a Borrower under and in terms of the Finance Documents.

19.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(1)	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(2)	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this clause 19 (Guarantee and indemnity) will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause (without limitation and whether or not known to it or any Finance Party) including:

(1)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(2)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Borrower Group;

(3)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(4)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(5)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in the Facility or the addition of any new facility under any Finance Document or other document or security;

(6)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(7)	any insolvency or similar proceedings.

19.5	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this clause 19 (Guarantee and indemnity). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.6	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(1)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(2)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this clause 19 (Guarantee and Indemnity).

19.7	Deferral of Guarantors’ rights

(1)	Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party, provided that, in any winding-up of a Borrower, the provisions of this clause 19.7(1) will not prevent such Guarantor from filing a claim in estate of that Borrower in respect of a payment made by such Guarantor under this clause 19 (Guarantee and indemnity) in circumstances in which such Guarantor may otherwise permanently lose its rights to make such claim against the estate of that Borrower if a claim is not lodged at that time, provided that any amount received by such Guarantor pursuant to such claim shall be subject to clause 19.7(2).

(2)	If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full for the benefit of the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with clause 30 (Payment mechanics) of this Agreement.

19.8	Release of Guarantors’ right of contribution

If any Guarantor (a Retiring Guarantor) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(1)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(2)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.9	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

19.10	Limitation of recourse

The Finance Parties acknowledge that they only have recourse against the assets of Pyramid BVI located in South Africa and that they do not have recourse against any assets of Pyramid BVI that are not located in South Africa. Notwithstanding any term of this Agreement or any other Finance Document (save for the Cession in Security), nothing in this Agreement or in any Finance Document (save for the Cession in Security) will result in Pyramid BVI (whether as Guarantor, Borrower or otherwise) being liable to apply assets not located in South Africa in respect of this Agreement or under any other Finance Document (save for the Cession in Security).

20	Representations

Each Obligor makes the representations and warranties set out in this clause 20 (Representations) to each Finance Party on the date of this Agreement.

20.1	Status

(1)	Other than The Sisonke Partnership, it is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(2)	In relation to The Sisonke Partnership, it is a partnership, duly established under the laws of South Africa.

(3)	It has the power to own its assets and carry on its business as it is being conducted.

20.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to clause 4 (Conditions of Utilisation) and clause 26 (Changes to the Obligors), legal, valid, binding and enforceable obligations.

20.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(1)	any law or regulation applicable to it;

(2)	its constitutional documents; or

(3)	any agreement or instrument binding upon it or any of its assets.

20.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is party and the transactions contemplated by those Finance Documents.

20.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(1)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party and to ensure that the obligations expressed to be assumed by it thereunder are legal, valid, binding and enforceable; and

(2)	to make the Finance Documents to which it is a party admissible in evidence in South Africa,

have been obtained and effected and are in full force and effect.

20.6	Governing law and enforcement

(1)	The choice of South African law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(2)	Any judgment obtained in South Africa in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

20.7	Solvency

(1)	No Obligor is unable or has admitted its inability to pay its debts as they fall due or has suspended making payments on any of its debts or, by reason or actual or anticipated financial difficulties, commenced negotiations with one or more of its creditors generally with a view to rescheduling its indebtedness.

(2)	Its assets, fairly valued, exceed its liabilities, fairly valued.

(3)	A moratorium has not been declared in respect of any of the indebtedness of any Obligor.

20.8	Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

20.9	No filing or stamp taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

20.10	No Default

(1)	No Event of Default is continuing or will result from the making of any Utilisation.

(2)	No other event or circumstances is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which would have a Material Adverse Effect.

20.11	No misleading information

(1)	Any factual information provided by any member of the Borrower Group and supplied to the Finance Parties in connection with the Finance Documents was true and accurate in all material respects as at its date (if any) at which it is stated.

(2)	It has not knowingly withheld any information which, if disclosed, would reasonably be expected materially and adversely to affect the decision of any WCF Lender to provide finance to any Borrower.

20.12	Financial statements

(1)	The Original Financial Statements fairly represent the financial condition and operations (consolidated in the case of the Original Borrowers) during the relevant financial year.

(2)	There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Borrower Group, in the case of the Original Borrowers) since the date of its last audited consolidated financial statements.

20.13	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court arbitral body or agency which might reasonably be expected to have a Material Adverse Effect have been started or threatened against it.

20.15	Authorisation

All Authorisations necessary for the conduct of the business, trade and ordinary activities of each Borrower have been obtained or effected and are in full force and effect.

20.16	No Material Adverse Effect

No event or series of events has occurred, commenced or is threatened that (or the continuation of which) will result in a Material Adverse Effect.

20.17	Immunity

No Obligor nor any of its assets is entitled to any immunity from suit, execution, attachment or other legal process in South Africa or elsewhere and the conclusion of this Agreement constitute, and the exercise of its respective rights and the performance and compliance with its obligations under this Agreement constitute, private and commercial acts done and performed for private and commercial purposes.

20.18	Adverse consequences

No Obligor will suffer any adverse consequence due to the execution of the Finance Documents or the implementation of the transactions pursuant thereto.

20.19	Assets and Intellectual Property Rights

(1)	It and each Obligor has good title to or validly leases or licenses all of the assets necessary and material to carry on its business.

(2)	It and each member of the Borrower Group own or has the legal right to use all the Intellectual Property Rights which are material to the conduct of the business of the Borrower Group taken as a whole, or are required by it in order for it to carry on the business in all material respects as it will conduct after the Signature Date, and it will not nor will any of its subsidiaries, in carrying on its business, infringe any Intellectual Property Rights of any third party in any way which is likely to have a Material Adverse Effect.

(3)	None of the Intellectual Property Rights which are material in the context of the business of any member of the Borrower Group are, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party which in any such case is likely to result in a Material Adverse Effect.

(4)	All registered Intellectual Property Rights owned by it (or any subsidiary of it) and which are material to the conduct of the business of any member of the Borrower Group are subsisting, and all actions (including payment of all fees) required to maintain the same in full force and effect have been taken.

20.20	Capped Amounts

At all times and including the Facilities the aggregate amount of Interest Bearing Debt of the Borrowers does not exceed ZAR1 500 000 000 (excluding any Interest Bearing Debt in respect of Facility C).

20.21	Sanctioned Transaction

(1)	The transactions contemplated by the Finance Documents are and shall not be a Sanctioned Transaction.

(2)	No Obligor is a Sanctioned Entity.

20.22	Repetition

The Repeating Representation are deemed to be made by each Borrower by reference to the facts and circumstances then existing on:

(1)	the date of each Utilisation and the first day of each Interest Period; and

(2)	in the case of an Additional Borrower, the day on which it becomes (or it is proposed that it becomes) an Additional Borrower.

21	Information undertakings

The undertakings in this clause 21 (Information undertakings) remain in force from the Signature Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

21.1	Financial statements

Pyramid Freight SA shall supply to the Facility Agent in sufficient copies for all the WCF Lenders:

(1)	as soon as the same become available, but in any event within 150 days after the end of each of its Financial Years:

(a)	its audited consolidated financial statements for that Financial Year; and

(b)	the audited financial statements of each Obligor for that Financial Year; and

(2)	as soon as the same become available, but in any event within 90 days after the end of each half of each of its Financial Years:

(a)	its consolidated interim financial statements (in a form and substance acceptable to the Facility Agent) for that financial half year; and

(b)	the consolidated interim financial statements (in a form and substance acceptable to the Facility Agent) of each Obligor for that financial half year.

21.2	Compliance Certificate

(1)	Pyramid Freight SA shall supply to the Facility Agent, with each set of financial statements and interim financial statements delivered pursuant to clause 21.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 22 (Financial covenants) as at the Measurements Date coinciding with the last day of the financial year for which those financial statement or interim financial statements, as the case may be, were drawn up.

(2)	Each Compliance Certificate shall be signed by two directors, one of which shall be the finance director of the relevant Borrower.

21.3	Indebtedness Compliance Certificate

(1)	Pyramid Freight SA shall supply the Facility Agent with an Indebtedness Compliance Certificate setting out (in reasonable detail) computations as to compliance with clause 4.2(3) within 45 days of the end of each quarterly financial period of UTi Worldwide.

(2)	Each Indebtedness Compliance Certificate shall be signed by two directors, one of which shall be the finance director of the relevant Borrower.

21.4	Requirements as to financial statements

(1)	Each set of financial statements and interim financial statements delivered by Pyramid Freight SA pursuant to clause 21.1 (Financial statements) shall be certified by two directors, one of which shall be the finance director of the relevant Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up.

(2)	Each Borrower shall procure that each set of financial statements and interim financial statements delivered pursuant to clause 21.1 (Financial statements) is prepared using GAAP and the requirements of the Companies Act, 2008.

(3)	Each Borrower shall procure that each set of financial statements and interim financial statements delivered pursuant to clause 21.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods as promulgated by the Accounting Practices Board consistent with those applied in the preparation of the Original Financial Statements for Pyramid Freight SA and UTi SA unless, in relation to any set of financial statements or interim financial statements, it notifies the Facility Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Facility Agent:

(a)	a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(b)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the WCF Lenders to determine whether clause 22 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

(4)	Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

21.5	Information: miscellaneous

Each Borrower shall supply to the Facility Agent (in sufficient copies for all the WCF Lenders, if the Facility Agent so requests):

(1)	all documents dispatched by a Borrower (other than The Sisonke Partnership) to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched and in relation to The Sisonke Partnership:

(a)	all documents dispatched by the partners of The Sisonke Partnership to their respective partners or shareholders (or any class of them) relating to The Sisonke Partnership; or

(b)	all documents dispatched by the partners of The Sisonke Partnership (individually or collectively in their respective capacity(ies) as partner(s) of The Sisonke Partnership or in the name of the partnership) to the creditors of The Sisonke Partnership generally at the same time as they are dispatched;

(2)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Borrower Group, and which might, if adversely determined, have a Material Adverse Effect; and

(3)	promptly, such further information regarding the financial condition, business and operations of any member of the Borrower Group as any Finance Party (through the Facility Agent) may request.

21.6	Notification of default

(1)	Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(2)	Promptly upon a request by the Facility Agent, a Borrower shall supply to the Facility Agent a certificate signed by two directors one of which must be the finance director of a Borrower certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

21.7	Notification of corporate actions and transactions

(1)	Each Borrower shall give the Facility Agent not less than 30 days prior written notice of:

(a)	any resolutions to be passed by the shareholders of that Borrower as special resolutions to the extent that such resolutions will, if adopted, materially and adversely affect the interests of the Finance Parties under the Finance Documents;

(b)	any material changes in its accounting policies;

(c)	any change to the end of its Financial Year; and

(d)	any dismissal or replacement of its Auditors.

(2)	Each Obligor shall, simultaneously with any notice given to its shareholders, give the Facility Agent notice of any resolutions to be passed by the shareholder of that Obligor as special resolutions to the extent that such resolutions will, if adopted, materially adversely affect the interests of the Finance Parties under the Finance Documents.

21.8	Delivery of Information

(1)	The Facility Agent will promptly deliver the information which it receives under this clause 21 to each Finance Party.

(2)	Without prejudice to clause 35 (Notices and domicilia), any documents to be delivered under this clause 21 (Information undertakings) may be delivered by a Borrower to the Facility Agent (and by the Facility Agent to any Finance Party):

(a)	by e-mail (in the case of a Finance Party only) where that Finance Party has expressly agreed, by written notice to the Facility Agent, to receive such documents by e-mail and has informed the Facility Agent of an e-mail address pursuant to clause 35 (Notices and domicilia), provided that, for this purpose, any such notification shall also be followed-up by telefax; or

(b)	to the extent that it becomes common practice in South Africa to do so and the Facility Agent has agreed to do so and (as applicable) a Finance Party has expressly agreed, by written notice to the Facility Agent (such agreement not to be unreasonably withheld or delayed), by reference to a website, the address of which (and the location of the relevant documents at such website) has been confirmed to such Party in accordance with clause 35 (Notices and domicilia).

(3)	If a Finance Party requests delivery to it of a paper copy of any document to be delivered by a Borrower under this clause 21 (Information undertakings) in place of an electronic copy of such document, it shall notify the Facility Agent accordingly. The Facility Agent shall request a Borrower in writing to provide such paper copies promptly upon receipt of any such notice and such Borrower shall be obliged promptly to do so.

21.9	Pyramid Freight SA and UTi SA Financial Statements

(1)	Each of Pyramid Freight SA and UTi SA shall supply to the Facility Agent in sufficient copies for all WCF Lenders its audited financial statements for the period ended 31 January 2008 by no later than 30 July 2009.

(2)	Each of Pyramid Freight SA and UTi SA shall supply to the Facility Agent, with its Original Financial Statements delivered pursuant to clause 21.9(1), a certificate certifying that the Original Financial Statements are prepared in accordance with GAAP.

22	Financial covenants

22.1	Financial condition

(1)	Pyramid Freight SA shall, and shall procure that each member of the Borrower Group will, ensure that for so long as any amount is outstanding under the Finance Documents or any Commitment is in force:

(a)	the Interest Cover Ratio for each Measurement Period is at least 3.75 times; and

(b)	the Annual Total Debt Service Cover Ratio for each Measurement Period is at least 1.5 times; and

(c)	the Total Debt Cover Ratio:

(i)	for the first Measurement Period does not exceed 3.0 times; and

(ii)	for each Measurement Period thereafter does not exceed 3.25 times.

(2)	It is specifically recorded and agreed between the Parties that each member of the Borrower Group’s obligation referred to in clause 22.1(1) is to ensure that each of the Financial Covenants set out in clause 22.1(1) are met on each day in a Measurement Period but that such Financial Covenants shall only be tested on each Measurement Date.

(3)	The Financial Covenants shall be measured with regard to the consolidated financial position of the Borrower Group. In regard to Obligors that are branches of companies incorporated outside South Africa, the financial position of such Obligor shall be measured at branch level.

22.2	Financial testing

The Financial Covenants shall be tested on each Measurement Date.

22.3	Breach of a financial covenant

Immediately upon becoming aware of a breach of any of the Financial Covenants, a member of the Borrower Group shall notify the Facility Agent (and provide such details about the breach as the Facility Agent may reasonably request).

22.4	Calculation

(1)	In the event of any dispute in respect of any calculation relating to the Financial Covenants referred to in clauses 22.1(1)(a) and 22.1(1)(b) or any other calculations required in respect of any Financial Covenant, such dispute shall be determined by independent auditors, appointed by the Facility Agent (which auditors must be one of PricewaterhouseCoopers Inc., Ernst & Young, Deloitte or KPMG Inc.), acting as experts and not as arbitrators (taking into account the terms and conditions of the Finance Documents), whose determination will, in the absence of manifest error, be final and binding on all Parties.

(2)	The cost of such independent auditors in resolving such dispute shall be paid by the parties to the dispute in the proportion determined by such auditors having regard to the merit, or lack thereof, of each side to the dispute.

23	General undertakings

The undertakings in this clause 23 (General undertakings) remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1	Authorisations

Each Obligor shall promptly:

(1)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(2)	supply certified copies to the Facility Agent of,

any Authorisation (including without limitation any material licences) required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

23.2	Compliance with laws

Each Obligor shall comply in all respects with all laws (including without limitation environmental law) to which it may be subject.

23.3	Environmental compliance

(1)	Each Obligor shall (and the Borrower shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or might reasonably be expected to have a Material Adverse Effect or is reasonably likely to result in any liability for Nedbank.

23.4	Environmental Claims

Each Obligor shall (through the Borrower), promptly upon becoming aware of the same, inform Nedbank in writing of:

(1)	any Environmental Claim against it or any member of the Group which is current, pending or threatened; and

(2)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any member of the Group,

where the claim, if determined against it or any other such Obligor or member of the Group, has or might reasonably be expected to have a Material Adverse Effect or is reasonably likely to result in any liability for Nedbank.

23.5	Insurance

(1)	Each Obligor shall insure and keep insured all of its property and assets of an insurable nature and which are customarily insured by companies in South Africa conducting a business similar to that of that Obligor against loss, damage and other risks normally insured against by persons carrying on the same nature and type of business as that carried on by that Obligor in sums which are prudent and appropriate in the context of that Obligor’s business.

(2)	Each Obligor shall promptly pay all premiums and do all other things necessary to maintain the insurances required to be taken out and maintained by it pursuant to clause 23.5(1).

23.6	Negative pledge

Save for Permitted Encumbrances, no Obligor shall (and the Original Borrowers shall ensure that no other member of the Borrower Group will) create or permit to subsist any Encumbrance over any of its assets.

23.7	Restrictions on borrowings

No Obligor shall (and each Obligor shall ensure that no other member of the Borrower Group will) assume, incur or permit to have outstanding any Financial Indebtedness other than Permitted Indebtedness.

23.8	Pari passu ranking

Each Obligor shall procure that its payment obligations under the Finance Documents rank and will rank at least pari passu with claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

23.9	Corporate existence

Each Obligor (other than The Sisonke Partnership) shall maintain and preserve its corporate existence. The Sisonke Partnership shall maintain and preserve its existence as a partnership.

23.10	Mergers, Disposals and other arrangements

(1)	No Obligor shall enter into:

(a)	any transaction relating to any amalgamation, demerger, merger, consolidation, acquisition, divestiture or corporate reconstruction;

(b)	enter into a single transaction or a series of transactions (whether related or not) and whether voluntarily or involuntarily to Dispose of any assets; or

(c)	any transaction relating the disposal of certain portions of the business, in accordance with required future BEE transactions,

without the prior written consent of the Facility Agent which will not be unreasonably withheld.

(2)	Notwithstanding the provisions of clause 23.10(1), an Obligor shall be entitled to perform any of the acts set out in clause 23.10(1) for the purposes of a bona fide restructuring or amalgamation within the Borrower Group, without insolvency, and pursuant to which the validity and enforceability of the Finance Documents are preserved as binding upon the restructured or amalgamated companies; provided that:

(a)	the restructured or amalgamated companies shall be members of the Borrower Group;

(b)	such restructuring or amalgamation will not have a Material Adverse Effect;

(c)	such restructuring or amalgamation does not result in any material adverse Tax consequences for the relevant Obligor; and

(d)	the relevant Obligor has provided the Facility Agent with at least 15 days’ prior written notification thereof.

23.11	Conduct of business

Other than with the prior written consent of the Facility Agent, no Obligor shall enter into any transaction with any person except on arm’s length terms (or terms more favourable to the relevant Obligor than arm’s length terms).

23.12	Taxation

Each Obligor shall duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, except to the extent:

(1)	that such payment is being contested in good faith;

(2)	adequate provisions are being maintained for those Taxes in accordance with GAAP; and

(3)	where such payment can be lawfully withheld.

23.13	Loans and guarantees

No Obligor shall:

(1)	make any loan (other than Permitted Loans) or provide any form of credit or financial accommodation to any other person;

(2)	give or issue any guarantee, suretyship, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or assume any liability (whether actual or contingent) of any other person (other than as contemplated by the Finance Documents), without the prior written consent of the Facility Agent.

23.14	Disposals

Save for Permitted Disposals, no Obligor shall make any Disposals.

23.15	Change of business

Each Obligor shall procure that no substantial change is made to the general nature of the business of such Obligor or the Borrower Group from that carried on at the Signature Date.

23.16	Sanctions

Notwithstanding any other provision in this Agreement, the Borrowers shall not:

(1)	use the proceeds of the Facilities for the purpose of financing directly or indirectly (or otherwise make available) the activities of (or otherwise making available to) any person or entity which is currently listed on the Sanctions List or use the proceeds of the Loan for purposes of financing directly or indirectly, the activities of a Sanctioned Country; and/or

(2)	contribute or otherwise make available the proceeds of the Facilities to any other person or entity if the respective Borrower has actual knowledge that such party intends to use such proceeds for the purpose of financing the activities of any person or entity which is currently on the Sanctions List or for the purpose of financing the activities of a Sanctioned Country.

23.17	Acquisitions

(1)	Except as permitted under clause 23.17(2), no Obligor shall (and each Obligor shall ensure that no member of the Borrower Group will):

(a)	acquire a company or any shares or securities or a business or undertaking or assets (or, in each case, any interest in any of them); or

(b)	incorporate a company,

(each, a Business Acquisition).

(2)	clause 23.17(1) shall not apply to any Business Acquisition if:

(a)	no Default is continuing on the closing date for that Business Acquisition or would occur as a result of that Business Acquisition;

(b)	the acquired company, business or undertaking is engaged in a business substantially the same as that carried on by the Borrower Group;

(c)	the consideration (including associated costs and expenses) for that Business Acquisition payable by an Obligor or any member of the Borrower Group and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of that Business Acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Business Acquisitions paid or payable by that Obligor or any member of the Borrower Group and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of that Business Acquisition acquired pursuant to any other Business Acquisitions made during the Term) does not exceed ZAR10 000 000 per Business Acquisition; and

(d)	the consideration (including associated costs and expenses) for that Business Acquisition payable by an Obligor or any member of the Borrower Group and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of that Business Acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Business Acquisitions paid or payable by that Obligor or any member of the Borrower Group and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of that Business Acquisition acquired pursuant to any other Business Acquisitions made during the Term), to the extent that it:

(i)	exceeds ZAR10 000 000 per Business Acquisition; or

(ii)	exceeds in aggregate ZAR80 000 000 in any Financial Year,

the prior written consent of the WCF Lenders has been obtained, which consent shall not be unreasonably withheld or delayed.

23.18	Capped Amounts

No Borrower shall make a Utilisation unless at all times and including the Facilities the aggregate amount of Interest Bearing Debt of the Borrowers does not exceed ZAR1 500 000 000 (excluding any Interest Bearing Debt in respect of Facility C).

23.19	Pyramid Freight SA

Pyramid BVI (and the Obligors) shall procure that during the Term Pyramid Freight SA is and remains an external company under the Companies Act, 2008.

24	Events of Default

Each of the events or circumstances set out in clause 24 (Events of Default) is an Event of Default (save for clause 24.15 (Acceleration)).

24.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

(1)	its failure to pay is caused by administrative or technical error; and

(2)	payment is made within three Business Days of its due date.

24.2	Financial covenants

Any requirement of clause 22 (Financial covenants) is not satisfied.

24.3	Other obligations

Subject to clause 24.17 (Remedy), an Obligor does not comply with any provision of the Finance Documents (other than those referred to in clause 24.1 (Non-payment)).

24.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.5	Cross default

(1)	Any Financial Indebtedness of an Obligor is not paid when due nor within any originally applicable grace period.

(2)	Any Financial Indebtedness of an Obligor is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(3)	Any commitment for any Financial Indebtedness of an Obligor is cancelled or suspended by a creditor of that Obligor as a result of an event of default (however described).

(4)	Any creditor of an Obligor becomes entitled to declare any Financial Indebtedness of that Obligor due and payable prior to its specified maturity as a result of an event of default (however described).

(5)	No Event of Default will occur under this clause 24.5 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within clauses 24.5(1) to 24.5(4) above is less than ZAR5 000 000 (or its equivalent in any other currency or currencies).

(6)	Any Financial Indebtedness of UTi Worldwide or any of its subsidiaries (excluding the Obligors) is not paid when due nor within any originally applicable grace period.

(7)	Any Financial Indebtedness of UTi Worldwide or any of its subsidiaries (excluding the Obligors) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(8)	Any creditor of UTi Worldwide or any of its subsidiaries (excluding the Obligors) becomes entitled to declare any Financial Indebtedness of UTi Worldwide or any of its subsidiaries (excluding the Obligors) due and payable prior to its specified maturity as a result of an event of default (however described).

(9)	No Event of Default will occur under this clause 24.5 (Cross default) if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within 24.5(6) to 24.5(8) above is less than US$5 000 000 (or its equivalent in any other currency or currencies).

24.6	Insolvency

(1)	An Obligor and/or a Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(2)	The value of the assets of any Obligor and/or a Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(3)	A moratorium is declared in respect of any indebtedness of any Obligor and/or a Material Subsidiary.

(4)	An Obligor becomes financially distressed as contemplated in section 128(1)(f) of the Companies Act, 2008.

24.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(1)	the suspension of payments, a moratorium of any indebtedness, winding-up, business rescue, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor;

(2)	a composition, compromise, assignment or arrangement with any creditor of any Obligor and/or a Material Subsidiary;

(3)	the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, business rescue practitioner or other similar officer in respect of any Obligor and/or a Material Subsidiary or any of its assets; or

(4)	enforcement of any Encumbrance over any assets of any Obligor and/or a Material Subsidiary,

or any analogous procedure or step is taken in any jurisdiction.

24.8	Failure to comply with final judgment

An Obligor and/or a Material Subsidiary fails within ten Business Days of the due date to comply with or pay any sum due from it in excess of ZAR2 000 000 under any material final judgment or any final order made or given by a court of competent jurisdiction.

24.9	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of an Obligor and/or a Material Subsidiary having an aggregate value of in excess of ZAR2 000 000 and is not discharged within five Business Days.

24.10	Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

24.11	Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.12	Material Adverse Effect

Subject to clause 24.17 (Remedy), any event (or series of events) or circumstances occurs (or any existing circumstances continues) which the Facility Agent (acting reasonably and in good faith) believes is reasonably likely to result in a Material Adverse Effect.

24.13	Authorisations

Any Authorisation (including without limitation any license) material to the business of an Obligor is materially and adversely amended or is terminated or not renewed (in each case, without a replacement being put in place with which the Facility Agent (acting reasonably) is satisfied) or is otherwise adversely appealed or challenged or an Obligor breaches (other than in relation to any breach or challenge which the Facility Agent (acting reasonably) considers to be not material) any term or condition of any such Authorisation.

24.14	Cessation of business

Any Obligor ceases to carry on the business which it undertakes at the Signature Date or enters into any unrelated business.

24.15	Financial Statement

Any material qualification on the financial statements of a Borrower by the Auditors of that Borrower unless the qualification is rectified to the satisfaction of the WCF Lenders within 21 Business Days of written notice from the Facility Agent.

24.16	Acceleration

If any Event of Default occurs which is continuing, the Facility Agent shall be entitled (acting on the instructions of the Majority WCF Lenders) and without prejudice to any other rights or remedies which the WCF Lenders may have under any of the Finance Documents or otherwise in terms of law, by written notice to the Borrowers:

(1)	claim immediate payment of all Facility Outstandings (including but not limited to capital and interest and amounts in respect of duties, fees and charges owing by the Borrowers to the Finance Parties under the Facilities or any of the Finance Documents) regardless of whether or not such amounts are then otherwise due and payable, all of which amounts shall, upon the delivery of an Acceleration Notice, immediately become due and payable; and/or

(2)	demand and be entitled to receive specific performance of the relevant obligation of the Finance Documents (if any) breached by a Borrower; and/or

(3)	cancel the whole or part of a Facility; and/or

(4)	refuse to make payment of any further as yet undrawn funds, if any, available under the Facilities, and/or

(5)	claim payment from the Borrowers of any and all Breakage Costs, damages, costs and other amounts incurred directly as a result of such Event of Default.

24.17	Remedy

(1)	No Event of Default under clause 24 (Events of Default) (other than that referred to in clause 24.1 (Non-payment)) will occur if the failure to comply or circumstance giving rise to the same is capable of remedy and is remedied within five days, or such further period as the Facility Agent may agree in writing.

(2)	For the purposes of clause 24.17(1), the events or circumstances referred to in clause 24.5 (Cross default), clause 24.6 (Insolvency), clause 24.7 (Insolvency proceedings), clause 24.8 (Failure to comply with final judgement), clause 24.9 (Creditors’ process) and clause 24.10 (Unlawfulness) shall be deemed to be incapable of remedy save to the extent set out therein.

25	Changes to the Lenders

25.1	Cessions, assignments and transfers by the Lenders

Subject to clause 25.2 (Conditions of cessions, assignments or transfers), a Lender (Existing Lender) may:

(1)	cede and/or assign any of its rights; or

(2)	transfer by cession and delegation any of its rights and obligations,

under this Agreement and any corresponding rights or obligations under any other Finance Document to:

(3)	any Permitted Transferee without the consent of the Borrowers or any other Party; and

(4)	any other person with the consent of the Borrowers, which consent shall not be unreasonably withheld or delayed,

(any such Permitted Transferee or other person, New Lender).

25.2	Conditions of cessions, assignments or transfers

(1)	The consent of the Borrowers is required for a cession and/or assignment referred to in clause 25.1(1) or transfer by cession and delegation referred to in clause 25.1(2) by an Existing Lender, unless the cession and/or assignment referred to in clause 25.1(1) or transfer by cession and delegation referred to in clause 25.1(2) is to a Permitted Transferee or another Lender or an affiliate of a Lender or if an Event of Default is continuing and unwaived.

(2)	The consent of the Borrowers to a cession and/or assignment referred to in clause 25.1(1) or transfer by cession and delegation referred to in clause 25.1(2) must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent five Business Days after the Existing Lender has requested it unless consent is expressly refused by each Borrower within that time.

(3)	A cession and/or assignment referred to in clause 25.1(1) or a transfer by cession and delegation referred to in clause 25.1(2) will only be effective on receipt by the Facility Agent of:

(a)	receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was a Lender;

(b)	an Accession Undertaking duly completed and duly signed by the New Lender; and

(c)	a Transfer Certificate duly completed and duly signed by the Existing Lender and the New Lender.

(4)	If:

(a)	a WCF Lender cedes, assigns or transfers any of its rights or obligations under the Finance Documents; and

(b)	as a result of circumstances existing as at the date on which the cession, assignment or transfer, a Borrower would be obliged to make payment to the New Lender under clause 13 (Tax Gross Up and Indemnities) and clause 14 (Increased Costs), then the New Lender is only entitled to receive payment under that clause to the same extent as the Existing Lender would have been if the cession, assignment, transfer or change had not occurred.

(5)	A transfer by cession and delegation will only be effective if the procedure set out in clause 25.4 (Procedure for transfer) is complied with.

25.3	Limitation of responsibility of Existing Lenders

(1)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(b)	the financial condition of any Borrower;

(c)	the performance and observance by any Borrower of its obligations under the Finance Documents or any other documents; or

(d)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(2)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(b)	will continue to make its own independent appraisal of the creditworthiness of each Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(3)	Nothing in any Finance Document obliges an Existing Lender to:

(a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this clause 25; or

(b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Borrower of its obligations under the Finance Documents or otherwise.

25.4	Procedure for transfer

(1)

Subject to the conditions set out in clause 25.2 (Conditions of cessions, assignments or transfers) a transfer is effected in accordance with clause 25.4(3) when the Agent executes an otherwise duly completed Transfer Certificate and Accession Undertaking delivered to it by the Existing Lender and/or the New

Lender as the case may be. The Facility Agent shall, subject to clause 25.4(2) as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate and Accession Undertaking appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and Accession Undertaking.

(2)	The Facility Agent shall only be obliged to execute a Transfer Certificate and Accession Undertaking delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(3)	On the Transfer Date:

(a)	to the extent that in the Transfer Certificate and Accession Undertaking the Existing Lender seeks to transfer by cession and delegation its rights and obligations under the Finance Documents each of the Borrowers and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(b)	each of the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and the New Lender have assumed and/or acquired the same in place of that Borrower and the Existing Lender;

(c)	the Facility Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(d)	the New Lender shall become a Party as a Lender.

25.5	Copy of Transfer Certificate and Accession Undertaking to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate and Accession Undertaking, send to the Borrowers a copy of that Transfer Certificate and Accession Undertaking.

25.6	Disclosure of information

Any Lender may disclose to any of its affiliates and any other person:

(1)	to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(2)	with (or through) whom that Lender enters into (or may potentially enter into) any sub participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Borrower; or

(3)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Borrower, the Borrower Group and the Finance Documents as that Lender shall consider appropriate if, in relation to clauses 25.6(1) and 25.6(2), the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26	Changes to the Obligors

26.1	Assignments and transfer by a Borrower

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

26.2	Additional Borrowers

(1)	Subject to compliance with the provisions of Part II of Schedule 2 (Advance Condition Documents) a Borrower may request that any of its wholly owned subsidiaries becomes an Additional Borrower. That subsidiary shall become an Additional Borrower if:

(a)	all the WCF Lenders approve the addition of that subsidiary;

(b)	that Borrower delivers to the Facility Agent a duly completed and executed Accession Undertaking;

(c)	that Borrower confirms that no Default is continuing or would occur as a result of that subsidiary becoming an Additional Borrower; and

(d)	the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Advance Condition Documents) in relation to that Additional Borrower, each in form and substance satisfactory to the Facility Agent.

(2)	The Facility Agent shall notify the Borrowers and the WCF Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Advance Condition Documents).

26.3	Resignation of a Borrower

(1)	A Borrower may request that a Borrower (other than an Original Borrower) ceases to be a Borrower by delivering to the Facility Agent a Resignation Letter.

(2)	The Facility Agent shall accept a Resignation Letter and notify the Borrowers and the WCF Lenders of its acceptance if:

(a)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the relevant Borrower has confirmed this is the case); and

(b)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents,

whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents.

26.4	Additional Guarantors

(1)	Subject to compliance with the provisions of Part III of Schedule 2 (Advance Condition Documents) a Borrower may request that any of its wholly owned subsidiaries becomes an Additional Guarantor. That subsidiary shall become an Additional Guarantor if:

(a)	all the WCF Lenders approve the addition of that subsidiary;

(b)	that Borrower delivers to the Facility Agent a duly completed and executed Accession Undertaking;

(c)	that Borrower confirms that no Default is continuing or would occur as a result of that subsidiary becoming an Additional Guarantor; and

(d)	the Facility Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Advance Condition Documents) in relation to that Additional Guarantor, each in form and substance satisfactory to the Facility Agent.

(2)	The Facility Agent shall notify the Borrowers and the WCF Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Advance Condition Documents).

26.5	Resignation of a Guarantor

(1)	A Guarantor may request that a Guarantor (other than an Original Guarantor) ceases to be a Guarantor by delivering to the Facility Agent a Resignation Letter.

(2)	The Facility Agent shall accept a Resignation Letter and notify the Guarantors and the WCF Lenders of its acceptance if:

(a)	no Default is continuing or would result from the acceptance of the Resignation Letter (and the relevant Guarantor has confirmed this is the case); and

(b)	all the WCF Lenders have consented to the relevant Borrower’s request,

whereupon that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents.

26.6	Repetition of representations

Delivery of an Accession Undertaking constitutes confirmation by the relevant subsidiary that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

27	Role of the Facility Agent

27.1	Appointment of the Facility Agent

(1)	Each other Finance Party appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(2)	Each other Finance Party authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2	Duties of the Facility Agent

(1)	The Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(2)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(3)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(4)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent) under this Agreement it shall promptly notify the other Finance Parties.

(5)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

27.3	No fiduciary duties

(1)	Nothing in this Agreement constitutes the Facility Agent as a trustee or fiduciary of any other person.

(2)	The Facility Agent shall not be bound to account to any WCF Lender for any sum or the profit element of any sum received by it for its own account.

27.4	Business with the Borrower Group

The Facility Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Borrower Group.

27.5	Rights and discretions of the Facility Agent

(1)	The Facility Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(2)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the WCF Lenders) that:

(a)	no Default has occurred (unless it has actual knowledge of a Default arising under clause 24.1 (Non-payment));

(b)	any right, power, authority or discretion vested in any Party or the Majority WCF Lenders has not been exercised; and

(c)	any notice or request made by the Borrower is made on behalf of and with the consent and knowledge of all the Borrowers.

(3)	The Facility Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(4)	The Facility Agent may act in relation to the Finance Documents through its personnel and agents.

(5)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(6)	Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

27.6	Majority WCF Lenders’ instructions

(1)	Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority WCF Lenders (or, if so instructed by the Majority WCF Lenders, refrain from exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority WCF Lenders.

(2)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority WCF Lenders will be binding on all the Finance Parties.

(3)	The Facility Agent may refrain from acting in accordance with the instructions of the Majority WCF Lenders (or, if appropriate, the WCF Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(4)	In the absence of instructions from the Majority WCF Lenders, (or, if appropriate, the WCF Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the WCF Lenders.

(5)	The Facility Agent is not authorised to act on behalf of a WCF Lender (without first obtaining that WCF Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.7	Responsibility for documentation

The Facility Agent is not:

(1)	responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, any Obligor or any other person given in or in connection with any Finance Document; or

(2)	responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.8	Exclusion of liability

(1)	Without limiting clause 27.8(2), the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(2)	No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause.

(3)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(4)	Nothing in this Agreement shall oblige the Facility Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any WCF Lender and each WCF Lender confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

27.9	WCF Lenders’ indemnity to the Facility Agent

Each WCF Lender shall (in proportion to its share of the aggregate of the Total Commitments and the Facility C Amount or, if the Total Commitments and the Facility C Amount are then zero, to its share of the Total Commitments or Facility C Amount, as applicable, immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Borrower pursuant to a Finance Document).

27.10	Resignation of the Facility Agent

(1)	The Facility Agent may resign and appoint one of its affiliates as successor by giving notice to the other Finance Parties and the Borrowers.

(2)	Alternatively the Facility Agent may resign by giving notice to the other Finance Parties and the Borrowers, in which case the Majority WCF Lenders (after consultation with the Borrowers) may appoint a successor Facility Agent.

(3)	If the Majority WCF Lenders have not appointed a successor Facility Agent in accordance with clause 27.10(2) above within 30 days after notice of resignation was given, the Facility Agent (after consultation with the Borrowers) may appoint a successor Facility Agent.

(4)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(5)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(6)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this clause 27 (Role of the Facility Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(7)	After consultation with the Borrowers, the Majority WCF Lenders may, by notice to the Facility Agent, require it to resign in accordance with clause 27.10(2) above. In this event, the Facility Agent shall resign in accordance with clause 27.10(2) above.

27.11	Confidentiality

(1)	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(2)	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

27.12	Relationship with the WCF Lenders

The Facility Agent may treat each WCF Lender as a WCF Lender, entitled to payments under this Agreement unless it has received not less than five Business Days prior notice from that WCF Lender to the contrary in accordance with the terms of this Agreement.

27.13	Credit appraisal by the WCF Lenders

Without affecting the responsibility of any Borrower for information supplied by it or on its behalf in connection with any Finance Document, each WCF Lender confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(1)	the financial condition, status and nature of each member of the Borrower Group;

(2)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(3)	whether that WCF Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(4)	the adequacy, accuracy and/or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.14	Facility Agent’s management time

Any amount payable to the Facility Agent under clause 15.2 (Indemnity to the Facility Agent), clause 18 (Costs and expenses) and clause 27.9 (WCF Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the WCF Lenders, and is in addition to any fee paid or payable to the Facility Agent under clause 12 (Fees).

27.15	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28	Conduct of business by the Finance Parties

No provision of this Agreement will:

28.1	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

28.2	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

28.3	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29	Sharing among the Finance Parties

29.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers any amount from an Obligor or from any other party to a Finance Document other than in accordance with clause 30 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(1)	the Recovering Finance Party shall, within three Business Day, notify details of the receipt or recovery, to the Facility Agent;

(2)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with the entitlements of the WCF Lenders under the Finance Documents; and

(3)	the Recovering Finance Party shall, within three Business Day of demand by the Facility Agent, pay to the Facility Agent an amount (if any) (Sharing Payment) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made.

29.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the WCF Lenders (other than the Recovering Finance Party) as if it had been received by the Facility Agent in accordance with clause 30 (Payment Mechanics).

29.3	Recovering Finance Party’s rights

(1)	On the distribution by the Facility Agent under clause 29.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the WCF Lenders which have shared in the redistribution to the extent of the Sharing Payment.

(2)	If and to the extent that the Recovering Finance Party is not able to rely on its rights under clause 29.3(1), a Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable, provided that the Borrower shall not be liable under this clause 29.3 (Recovering Finance Party’s rights) for any amounts in excess of the amounts for which it would otherwise be liable.

29.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(1)	each WCF Lender which has received a share of the relevant Sharing Payment pursuant to clause 29.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportions of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(2)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing WCF Lender for the amount so reimbursed.

29.5	Exceptions

(1)	This clause 29 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause 29 (Sharing among the Finance Parties), have a valid and enforceable claim against the relevant Obligor.

(2)	A Recovering Finance Party is not obliged to share with any other WCF Lender any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that other WCF Lender of the legal or arbitration proceedings; and

(b)	that other WCF Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

30	Payment mechanics

30.1	All payments to be made by any Obligor under this Agreement shall be governed by the following provisions:

(1)	all such payments shall be made to the Facility Agent (for the account of the WCF Lenders) on the due date for such payment, to such bank account in South Africa as the Facility Agent may designate by not less than five Business Days’ written notice to the Borrowers;

(2)	all such payments to be made by it to the Facility Agent (shall be made in Rand for value for the account of the WCF Lenders) by no later than 10h00 on the due date for such payment; and

(3)	all such payments shall be made in immediately available, freely transferable, cleared funds free and clear of set-off, deduction or counterclaim.

30.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to clause 30.3 (Distributions to a Borrower) and clause 30.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such bank account as that Party may notify to the Facility Agent by not less than five Business Days’ notice.

30.3	Distributions to a Borrower

The Facility Agent may (with the consent of an Obligor or in accordance with clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4	Clawback

(1)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(2)	If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

30.5	Partial payments

(1)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(2)	The Facility Agent shall, if so directed by the Majority WCF Lenders, vary the order set out in clauses 30.5(1)(a) to 30.5(1)(d).

(3)	clauses 30.5(1) and 30.5(2) will override any appropriation made by an Obligor.

30.6	No set-off by Borrowers

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31	Set-off

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to an Obligor, regardless of the place of payment, booking branch or currency of either obligation.

32	Set-off: Foreign Currency Account

32.1	If any Event of Default occurs which is continuing, the Facility Agent shall be entitled, without prejudice and in addition to any rights the WCF Lenders may have under common law, to effect actual (as opposed to notional) set-off between the credit balance of the Foreign Currency Account and the other Facilities on the day of such Event of Default or at any other time thereafter.

32.2	The Borrowers authorise the Facility Agent as a continuous right, without notice or demand, to at any time set-off the credit balance of the Foreign Currency Account against the other Facilities.

32.3	If the Foreign Currency Account balance is in a currency other than Rand, the Borrowers expressly authorise the Facility Agent to convert such balance into the currency which the Facility Agent, in its sole and absolute discretion, considers appropriate for purposes of effecting set-off, at the ruling spot conversion rate (for purchase or sale of the relevant currency, whichever is applicable) as quoted by the Facility Agent on a daily basis.

32.4	Any price movement risk in currency actually converted in terms of clause 32.3, which has to be converted back to a foreign currency thereafter shall be for the account of, and be borne by, the Borrowers.

33	Confidentiality

33.1	The Borrowers have disclosed the Confidential Information to the Finance Parties.

33.2	In consideration of the disclosure of the Confidential Information by the Borrowers to the Finance Parties, each Finance Party agrees that it:

(1)	shall keep the Confidential Information confidential subject to the terms and conditions of this clause 34 (Confidentiality);

(2)	shall not use the Confidential Information or any part of it for any purpose other than for the purpose of underwriting and arranging the Facility for the Borrowers and/or participating in and/or syndicating the Facility (Purpose);

(3)	shall not disclose the Confidential Information or any part thereof to any person other than:

(a)	an authorised person and such Finance Party shall require that each such authorised person shall comply with confidentiality provisions no less onerous than those contained in this clause 34 (Confidentiality); and

(b)	its professional advisers to the extent necessary for the Purpose and such Finance Party shall use all reasonable endeavours to ensure that each such professional adviser acknowledges and complies with the provisions of this clause 34 (Confidentiality);

(4)	shall not take any copies or make any summaries or transcripts of the whole or any part of the Confidential Information save as is strictly necessary for the Purpose and all such copies, summaries and transcripts shall be deemed to be, and shall be clearly identified as being, Confidential Information;

(5)	shall notify the Borrowers immediately it becomes aware that any Confidential Information has been disclosed to or is in the possession of any person who is not an authorised person or a professional adviser;

(6)	shall keep all Confidential Information separate from its own documents in a safe and secure place and shall treat all Confidential Information in a manner which is no less secure than the manner in which it treats its own confidential and/or proprietary information; and

(7)	shall, upon termination or at the written request of a Borrower, deliver up to that Borrower or destroy or erase (as that Borrower may direct) any records of whatsoever nature in the possession, custody or control of such Finance Party which contain any Confidential Information or which are produced or received by such Finance Party in connection with the Purpose save to the extent that such Finance Party is required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy.

33.3	Notwithstanding any other provisions hereof, each Finance Party shall not be liable for release or disclosure of, and the confidentiality obligations hereunder shall not apply to, any Confidential Information that:

(1)	is required by law or requested or required by any court of competent jurisdiction or by any governmental or other regulatory authority to be disclosed;

(2)	is or becomes part of the public domain through no fault of such Finance Party;

(3)	is known to such Finance Party prior to the disclosure by a Borrower without an obligation to keep such Confidential Information confidential;

(4)	is independently developed by such Finance Party without any breach of this clause 33 (Confidentiality) as evidenced by written records; or

(5)	is approved for public release by any Borrower.

33.4	Notwithstanding the termination for whatever reason of this Agreement, the obligations of confidentiality under this clause 33 (Confidentiality) shall, unless otherwise agreed, continue for a period of five years from the date of disclosure of the Confidential Information or, if later, the date of termination of this Agreement.

33.5	All the Confidential Information shall be deemed to be (and all copies thereof or of any part or parts thereof shall become upon the creation thereof) and shall remain the property of the Borrowers. For the avoidance of doubt, should any summaries or transcripts that may be produced by such Finance Party as permitted under clause 33.2(4) incorporate any information (Proprietary Information) which constitutes intellectual property of such Finance Party, then such Proprietary Information shall remain the property of such Finance Party.

33.6	This clause 33 (Confidentiality) shall not operate as an assignment to each Finance Party of any patents, copyrights, registered designs, unregistered designs, trade marks, trade names or other rights of the Borrower Group or the Borrowers as may subsist in or be contained in or reproduced in the Confidential Information and each Finance Party shall not, nor shall any persons on its behalf, apply for any patent, or registration of any trademark or design or any other intellectual property right, in respect of the Confidential Information or any part thereof.

34	Notices and domicilia

34.1	Notices

(1)	Each Party chooses the addresses set out opposite its name below as its addresses to which any written notice in connection with this Agreement may be addressed.

(a)	Nedbank:

	Physical address:	135 Rivonia Road, Sandown, 2196

	E-mail address:	headcbcreditrisk@nedbank.co.za

	Fax number:	+2711 294 1333

	Marked for the attention of:	Head: Corporate Banking Credit

(b)	Facility Agent:

	Physical address:	135 Rivonia Road, Sandown, 2196

	E-mail address:	FacilityAgentCorp@nedbank.co.za

	Fax number:	+2711 294 1333

	Marked for the attention of:	Head: Corporate Banking Credit

(c)	Issuing Bank:

	Physical address:	135 Rivonia Road, Sandown, 2196

	E-mail address:	headcbcreditrisk@nedbank.co.za

	Fax number:	+2711 294 1333

	Marked for the attention of:	Head: Corporate Banking Credit

(d)	Borrowers:

	Physical address:	Building 10, Greenstone Hill Office park, Emerald Boulevard, Greenstone

	E-mail address:	DMcCann@go2uti.com

	Fax number:	+27 87 230 1276

+27 11 456 7510

	Marked for the attention of:	Damian McCann

with a duplicate copy to:

	Physical address:	Building 10, Greenstone Hill Office park, Emerald Boulevard, Greenstone

	E-mail address:	RRodick@go2uti.com

	Fax number:	+1 562 552 9489

	Marked for the attention of:	Rick Rodick

(e)	Guarantors:

	Physical address:	Building 10, Greenstone Hill Office park, Emerald Boulevard, Greenstone

	E-mail address:	RRodick@go2uti.com

	Fax number:	+27 87 230 1276

	Marked for the attention of:	Rick Rodick

with a duplicate copy to:

	Physical address:	Building 10, Greenstone Hill Office park, Emerald Boulevard, Greenstone

	E-mail address:	RRodick@go2uti.com

	Fax number:	+1 562 552 9489

	Marked for the attention of:	Rick Rodick

(2)	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above and by e-mail to the e-mail address set out opposite its name above.

(3)	All notices from or to the Obligors shall be sent through the Facility Agent.

(4)	Any Party may by written notice to the other Parties change its chosen physical addresses and/or telefax number and/or e-mail for the purposes of clause 35.1(1) to any other address(es) and/or telefax number and/or e-mail, provided that the change shall become effective on the 14th day after the receipt of the notice by the addressee.

(5)	Any notice given in terms of this Agreement shall:

(a)	if sent by a courier service be deemed to have been received by the addressee on the seventh Business Day following the date of such sending;

(b)	if delivered by hand be deemed to have been received by the addressee on the date of delivery;

(c)	if transmitted by facsimile be deemed to have been received by the addressee on the first Business Day after the date of transmission; and

(d)	if by way of e-mail, be deemed to have been delivered when the e-mail enters an information system designated or used for that purpose by the recipient and is capable of being retrieved by the addressee, in terms of section 23(b) of the Electronic Communications and Transactions Act, 2002,

unless the contrary is proved.

(6)	Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

34.2	Domicilia

(1)	Each of the Parties chooses its address referred to in clause 34.1 as its domicilium citandi et executandi at which documents in legal proceedings in connection with this Agreement may be served.

(2)	Any Party may by written notice to the other Party change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the 14th day after deemed receipt of the notice by the other Party pursuant to clause 34.1(6).

35	General

35.1	Renunciation of Benefits

Each Obligor renounces, to the extent permitted under applicable law, the benefits of each of the legal exceptions of excussion, division, revision of accounts, no value received, errore calculi (i.e., that there has been a wrong calculation of the debt of the relevant Obligor), non causa debiti (i.e., that no just cause exists for the debt of the relevant Obligor), non numeratae pecuniae (i.e. that the money has not been paid to the relevant Obligor) and cession of actions, and declares that it understands the meaning of each such legal exception and the effect of such renunciation.

35.2	Accounts and Certificates

The entries made in the accounts maintained by each WCF Lender in connection with the Facilities and/or any certificate issued, and signed by any manager or director (whose appointment, designation and authority as such it shall not be necessary to prove) of any WCF Lender or the Facility Agent shall, save for manifest error, be prima facie proof of the amounts from time to time owing by any Obligor under this Agreement.

35.3	Sole Agreement

The Finance Documents constitute the sole record of the agreement between the Parties in regard to the subject matter thereof.

35.4	No Implied Terms

No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in any Finance Document.

35.5	Amendments and Waivers

(1)	Subject to clause 35.5(3), any term of this Agreement may be amended or waived only with the consent of the Majority WCF Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties.

(2)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by clause 35.5(1).

(3)	An amendment or waiver that has the effect of changing or which relates to:

(a)	the definition of Majority WCF Lenders in clause 1 (Definitions and Interpretation);

(b)	an extension to the date of payment of any amount under the Finance Documents;

(c)	an increase or a reduction in the applicable Margin or an increase or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	an increase or decrease in or an extension of any Commitment;

(e)	a change to clause 25 (Changes to the WCF Lenders) and clause 26 (Changes to the Obligors);

(f)	any provision which expressly requires the consent of all the WCF Lenders; or

(g)	clause 2.2 (Finance Parties’ rights and obligations), clause 29 (Sharing among the Finance Parties) or this clause 35.5 (Amendments and waivers),

shall not be made without the prior consent of all the WCF Lenders.

(4)	An amendment or waiver which relates to the rights or obligations of the Facility Agent may not be effected without the consent of the Facility Agent.

35.6	Extensions and waivers

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

35.7	Further assurances

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for the putting into effect or maintenance of the terms, conditions and import of this Agreement.

35.8	Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which would reduce, release or prejudice the subordination and priorities in this Agreement including:

(1)	any time, waiver or consent granted to, or composition with any person;

(2)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

(3)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(4)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

35.9	Independent advice

Each of the Parties acknowledges that they have been free to secure independent legal and other advice as to the nature and effect of all of the provisions of the Finance Documents and that they have either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each of the Parties acknowledges that all of the provisions of each Finance Document and the restrictions therein contained are fair and reasonable in all the circumstances and are part of the overall intention of the Parties in connection with the Finance Documents.

35.10	Counterparts

This Agreement may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

35.11	Waiver of immunity

Each Obligor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(1)	the giving of any relief by way of interdict or order for specific performance or for the recovery of assets or revenues; and

(2)	the issue of any process against its assets or revenues for the enforcement of a judgement or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

35.12	Governing Law

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

35.13	Jurisdiction

The Parties hereby irrevocably and unconditionally consent to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg (or any successor to that division) in regard to all matters arising from this Agreement.

35.14	Severability

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, clause or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, clauses and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

Schedule 1:

Identity of Parties

Part IA

Original WCF Lender(s)

Nedbank.

Part IB

Original Participating Lender(s)

Nedbank.

Schedule 1:

Identity of Parties

Part II

Original Borrowers

1	CIH.

2	CMH.

3	Ilanga Freight.

4	Sub Assembly.

5	UTI SA.

Additional Borrower

1	Pyramid Freight SA.

2	The Sisonke Partnership.

3	UTi Shared Services.

4	UTi Logistics.

5	Marine Link.

Schedule 1:

Identity of Parties

Part III

Original Guarantors

1	CIH.

2	CMH.

3	Ilanga Freight.

4	Pyramid Freight SA (provided that Pyramid Freight SA is only a Guarantor in respect of assets that are located in South Africa, including the shares held by Pyramid BVI in UTi SA, Ilanga Freight and CIH and their respective assets).

5	Sub Assembly.

6	UTi SA.

Additional Guarantors

1	The Sisonke Partnership.

2	UTi Shared Services.

3	UTi Logistics.

5	Marine Link.

Schedule 2:

Advance Condition Documents

Part I: Conditions Precedent to Initial Utilisation

1	The Original Borrowers

1.1	A copy of the constitutional documents of each Original Borrower.

1.2	A copy of a resolution of the board of directors of each Original Borrower:

(1)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving to execute those Finance Documents;

(2)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(3)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3	A specimen of the signature of each person authorised by the resolution referred to in clause 1.2 above.

1.4	A certificate signed by an Authorised Signatory of each Original Borrower confirming that borrowing the Total Commitments and/or the Total Facility C Uncommitted Amounts would not cause any borrowing or similar limit in its constitutional documents binding on it to be exceeded.

1.5	A certificate by an Authorised Signatory of each Original Borrower certifying that each copy document relating to it referred to in clauses 1.1 to 1.4 above is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

2	The Original Guarantors

2.1	A copy of the constitutional documents of each Original Guarantor.

2.2	A copy of a resolution of the board of directors of each Original Guarantor:

(1)	approving the terms of the Finance Documents to which it is a party and resolving to execute those Finance Documents;

(2)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(3)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.3	A specimen of the signature of each person authorised by the resolution referred to in clause 2.2 above.

2.4	A certificate signed by an Authorised Signatory of each Original Guarantor confirming that guaranteeing the Total Commitments and/or the Total Facility C Uncommitted Amounts would not cause any guaranteeing or similar limit in its constitutional documents binding on it to be exceeded.

2.5	A certificate by an Authorised Signatory of each of each Original Guarantor certifying that each copy document relating to it referred to in clauses 2.1 to 2.4 above is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

3	Finance Documents

3.1	A duly executed original of each of the following in a form and in substance acceptable to the Original WCF Lenders:

(1)	this Agreement;

(2)	the Asset Based Finance Facility Master Agreement;

(3)	the Subordination Agreement; and

(4)	each Fee Letter.

4	Financial Information

4.1	Confirmation that the annual financial statements of Pyramid Freight SA and UTi SA for the period ended 31 January 2008 do not differ materially from the draft financial statements provided to the WCF Lenders.

4.2	Confirmation that the consolidated audited annual financial statements will be provided to the WCF Lenders on an annual basis at Pyramid Freight SA level.

5	Legal Opinions

5.1	A legal opinion of Deneys Reitz Inc., legal advisers to the WCF Lenders as to South African law in a form and in substance acceptable to the Facility Agent and the Original WCF Lenders relating to inter alia the validity and enforceability of the Finance Documents to which an Obligor are a party.

5.2	A legal opinion of legal advisers to the Obligors incorporated in South Africa, in a form and in substance acceptable to the Facility Agent and the Original WCF Lenders relating to the due incorporation, authority and the capacity of each Obligor to enter into the Finance Documents to which they are a party and the transactions pursuant thereto.

5.3	A legal opinion of legal advisers to UTi Worldwide and the Obligors incorporated outside of South Africa, in a form and in substance acceptable to the Facility Agent and the Original WCF Lenders relating to the due incorporation, authority and the capacity of each Obligor to enter into the Finance Documents to which they are a party and the transactions pursuant thereto.

6	Financial Intelligence Centre Act, 2001

All information and documentation required by each Original WCF Lender in relation to each Obligor to enable it to comply with its obligations under, and the requirements of, the Financial Intelligence Centre Act, 2001 have been provided or delivered to that Original WCF Lender and, in addition, in respect of Nedbank, all information and documentation required by it to enable it to comply with its own “know your customer” procedures.

7	Payment of fees

Evidence satisfactory to the Facility Agent that all fees due and payable under clause 12 (Fees) have been paid in full alternatively that such fees will be paid on the first Utilisation Date.

8	Other Documents

A copy of any other Authorisation or other documents, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Finance Documents and for the validity and enforceability of any Finance Document.

9	No Default

A certificate signed by an Authorised Signatory of each Obligor certifying that as at the Signature Date:

9.1	no Default is continuing;

9.2	each of the representations and warranties made by the Borrower in clause 20 (Representations) of this Agreement are true and correct in all material respects; and

9.3	no Material Adverse Effect has occurred.

10	Standby Letter of Credit – Utilisation Request

A duly completed and executed SLC Utilisation Request in accordance with clause 17 (Standby Letter of Credit Facility).

11	Authorisation and Regulatory Approvals

11.1	Evidence satisfactory to the Facility Agent that all exchange control approvals required for the implementation of the transactions contemplated by the Finance Documents have been obtained.

11.2	Evidence satisfactory to the Facility Agent that final approval by each WCF Lender’s internal credit, legal and pricing committees of the transactions contemplated by the Finance Documents has been obtained.

Schedule 2:

Advance Condition Documents

Part II: Conditions Precedent required to be delivered by an Additional Borrower

1	Additional Borrower

1.1	An Accession Undertaking, duly executed by the Additional Borrower and the Original Borrower.

1.2	A copy of the constitutional documents of the Additional Borrower.

1.3	A copy of a resolution of the board of directors of the Additional Borrower:

(1)	approving the terms of, and the transactions contemplated by, the Accession Undertaking and the Finance Documents and resolving that it executes the Accession Undertaking;

(2)	authorising a specified person or persons to execute the Accession Undertaking on its behalf; and

(3)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents.

1.4	A specimen of the signature of each person authorised by the resolution referred to in clause 3 above.

1.5	A certificate of the Additional Borrower (signed by a director) confirming that borrowing the Total Commitments and/or the Total Facility C Uncommitted Amounts would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded.

1.6	A certificate of an authorised signatory of the Additional Borrower certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Undertaking.

2	Authorisation

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Undertaking or for the validity and enforceability of any Finance Document.

3	Financial Information

If available, the latest audited financial statements of the Additional Borrower.

4	Legal Opinions

4.1	A legal opinion of the legal advisers to the Original WCF Lenders and the Facility Agent in South Africa as to South African law in a form and in a substance acceptable to the Original WCF Lenders and the Facility Agent relating to the validity and enforceability of the Finance Documents to which each Additional Borrower is a party.

4.2	If the Additional Borrower is incorporated in a jurisdiction other than South Africa a legal opinion of the legal advisers to the Original WCF Lenders and the Facility Agent in the jurisdiction in which the Additional Borrower is incorporated in a form and in a substance acceptable to the Original WCF Lenders and the Facility Agent.

5	Financial Intelligence Centre Act, 2001

All information and documentation required by each WCF Lender in relation to each Additional Borrower to enable it to comply with its obligations under, and the requirements of, the Financial Intelligence Centre Act, 2001 have been provided or delivered to that WCF Lender and, in addition, all information and documentation required by it to enable it to comply with its own “know your customer” procedures.

Schedule 2:

Advance Condition Documents

Part III – Conditions Precedent required to be delivered by an Additional Guarantor

1	Additional Guarantors

1.1	A copy of the constitutional documents of each Additional Guarantor.

1.2	A copy of a resolution of the board of directors of each Additional Guarantor:

(1)	approving the terms of the Finance Documents to which it is a party and resolving to execute those Finance Documents;

(2)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(3)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

1.3	A specimen of the signature of each person authorised by the resolution referred to in clause 1.2 above.

1.4	A certificate signed by an Authorised Signatory of each Additional Guarantor confirming that guaranteeing the Total Commitments and/or the Total Facility C Uncommitted Amounts would not cause any guaranteeing or similar limit in its constitutional documents binding on it to be exceeded.

1.5	A certificate by an Authorised Signatory of each Additional Guarantor certifying that each copy document relating to it referred to in clauses 1.1 to 1.4 above is correct, complete and in full force and effect as at a date no earlier than the Signature Date.

2	Legal Opinions

2.1	A legal opinion of a legal adviser to the WCF Lenders reasonably acceptable to the Facility Agent as to South African law in a form and in substance acceptable to the Facility Agent relating to the validity and enforceability of the Finance Documents to which each Additional Guarantor is a party.

2.2	A legal opinion of a legal adviser to a Borrower or the relevant Additional Guarantor reasonably acceptable to the Facility Agent in a form and in substance acceptable to the Facility Agent and the Original WCF Lenders relating to the due incorporation, authority and the capacity of each Additional Guarantor to enter into the Finance Documents and the transactions pursuant thereto.

3	Authorisations

A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by the Accession Undertaking or for the validity and enforceability of any Finance Document.

4	Financial Information

If available, the latest audited financial statements of the Additional Guarantor.

5	Financial Intelligence Centre Act, 2001

All information and documentation required by each WCF Lender in relation to each Additional Guarantor to enable it to comply with its obligations under, and the requirements of, the Financial Intelligence Centre Act, 2001 have been provided or delivered to that WCF Lender and, in addition, all information and documentation required by it to enable it to comply with its own “know your customer” procedures.

Schedule 3:

Original Facilities

Part I: Committed Facilities

Name of Original WCF Lender	Facility	Commitment
Nedbank	Facility A	ZAR680 000 000
	Facility B	ZAR150 000 000

Part II: Uncommitted Facilities

Name of Original WCF Lender	Facility	Uncommitted
Nedbank	Facility C	ZAR400 000 000

Part III: Headroom Facility

Name of Original Participating Lender	Facility commitment	Headroom Limit
Nedbank	Total Facility A Commitment and Total Facility B Commitment	ZAR400 000 000

Schedule 4:

Form of Accession Undertaking

Part I: For use by Successor Lenders

To:	Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

And to:	[insert]

From:	[Insert full name of successor Lender] (Acceding Party)

Date:

Dear Sirs

Facilities Agreement dated [—] 2009 (Facility Agreement) – Accession Undertaking

1	We refer to the Facility Agreement.

2	This is an Accession Undertaking, and terms used in this Accession Undertaking have the same meaning as in the Facility Agreement unless given a different meaning in this Accession Undertaking.

3	This Accession Undertaking is delivered to you as Facility Agent pursuant to clause 25 (Changes to the Lenders) of the Facility Agreement.

4	In consideration of the Acceding Party being accepted as successor [WCF/Participating] Lender for the purposes of the Facility Agreement and the other relevant Finance Documents (if any) pursuant to the Facility Agreement, the Acceding Party hereby confirms that, as from the date of acceptance of this Accession Undertaking by the Facility Agent, it:

4.1	intends to be party to the Facility Agreement and the other relevant Finance Documents (if any) as a [WCF/Participating] Lender;

4.2	undertakes to perform all the obligations expressed in the Facility Agreement, and the other relevant Finance Documents (if any) to be assumed by a [WCF/Participating] Lender;

4.3	agrees that it shall be bound by all the provisions of the Facility Agreement, and the other relevant Finance Documents (if any) as if it had been an original party to those Finance Documents as a [WCF/Participating] Lender;

4.4	chooses the following address for the delivery of notices for the purposes of clause 35.1 (Notices) of the Facility Agreement:

Address:	[insert]

Telefax No:	[insert]

Attention:	[insert]; and

4.5	chooses the following address for the service of documents in legal proceedings in connection with the Facility Agreement for the purposes of clause 35.2 (Domicilia) of the Facility Agreement:

[insert].

5	This Accession Undertaking may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Undertaking.

6	This Accession Undertaking shall be governed by and construed in accordance with the laws of South Africa.

For and on behalf of
The Acceding Party
[Full name of acceding [WCF/Participating] Lender]

Name:
Capacity:
Who warrants his authority hereto

For and on behalf
The Facility Agent
Nedbank Limited (acting through its Corporate Banking division)

Name:
Capacity:
Who warrants his authority hereto

Schedule 4:

Form of Accession Undertaking

Part II: For use by Additional Borrowers and Guarantors

To:	Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

And to:	[insert]

From:	[Insert full name of Additional Borrower/Additional Guarantor*] (Acceding Party)

Date:

Dear Sirs

Facilities Agreement dated [—] 2009 (Facility Agreement) – Accession Undertaking

1	We refer to the Facility Agreement.

2	This is an Accession Undertaking, and terms used in this Accession Undertaking have the same meaning as in the Facility Agreement unless given a different meaning in this Accession Undertaking.

3	[Subsidiary] agrees to become an Additional [Borrower/Guarantor]* and to be bound by the terms of the Finance Documents as an Additional [Borrower/Guarantor]* pursuant to [clause 26.2 (Additional Borrowers)]/[clause 26.4 (Additional Guarantors)]* of the Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] [and an external company in accordance with the laws of South Africa].

4	The Acceding Party:

4.1	chooses the following address for the delivery of notices for the purposes of clause 35.1 (Notices) of the Facility Agreement:

[insert]

Telefax No:	[insert]

Attention:	[insert]; and

4.2	chooses the following address for the service of documents in legal proceedings in connection with the Facility Agreement for the purposes of clause 35.2 (Domicilia) of the Facility Agreement:

[insert].

5	This Accession Undertaking may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Accession Undertaking.

6	This Accession Undertaking shall be governed by and construed in accordance with the laws of South Africa.

*	Delete as appropriate.

For and on behalf of
The Acceding Party
[Full name of Acceding Borrower/Guarantor]

Name:
Capacity:
Who warrants his authority hereto

For and on behalf
The Facility Agent
Nedbank Limited (acting through its Corporate Banking division)

Name:
Capacity:
Who warrants his authority hereto

Schedule 5:

Form of Compliance Certificate

To:	Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

And to:	[insert]

[Date]

Dear Sirs

Facilities Agreement dated [—] 2009 (Facility Agreement) – Compliance Certificate

1	We refer to the Facility Agreement.

2	This is a Compliance Certificate, and terms used in this Compliance Certificate have the same meaning as in the Facility Agreement unless given a different meaning in this Compliance Certificate.

3	This Compliance Certificate is in respect of the Measurement Period ended [ ] (the Measurement Date).

4	We confirm that in respect of the Measurement Date:

	As Calculated	Covenant	Compliance (Yes/No)
Interest Cover Ratio
Annual Total Debt Service Cover Ratio
Total Debt Cover Ratio

[We confirm that no Default is continuing.]*

For and on behalf of	For and on behalf of
[Relevant Obligor]	[Relevant Obligor]

Name:	Name:
Capacity:	Capacity:
Who warrants his authority hereto	Who warrants his authority hereto

*	If this statement cannot be made, the Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Schedule 6:

Form of Transfer Certificate

To:	Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

From:	[the Existing Lender] (the Existing Lender) and [the New Lender] (New Lender)

Date:

Dear Sirs

Facilities Agreement dated [—] 2009 (Facility Agreement) – Transfer Certificate

1	We refer to the Facility Agreement.

2	This is a Transfer Certificate, and terms used in this Transfer Certificate have the same meaning as in the Facility Agreement unless given a different meaning in this Transfer Certificate.

3	We refer to clause 25.4 (Procedure for transfer) of the Facility Agreement:

3.1	[The Existing Lender and the New Lender agree to the Existing Lender and the New Lender ceding and assigning in accordance with clause 25.1(1) of the Facility Agreement all or part of the Existing Lender’s rights referred to in Annexe “A” to this Transfer Certificate in accordance with clause 25.2 (Conditions of cessions, assignments or transfers) of the Facility Agreement and all its related rights under the Finance Documents to which it is a party] / [The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by cession and delegation all or part of the Existing Lender’s Commitment, rights and obligations referred to in Annexe “A” to this Transfer Certificate in accordance with clause 25.2 (Conditions of cessions, assignments or transfers) of the Facility Agreement and all its related rights and obligations under the Finance Documents to which it is a party]*.

3.2	The proposed Transfer Date is [insert].

3.3	The address, fax number and attention details for delivery of notices and the service of documents in legal proceedings in connection with the Facility Agreement of the New Lender for the purposes of clause 35 (Notices and domicilia) of the Facility Agreement are set out in Annexe “A” to this Transfer Certificate.

4	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in clause 25.3 (Limitation of responsibility of Existing Lenders) of the Facility Agreement.

5	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6	This Transfer Certificate is governed and construed in accordance with the laws of South Africa.

*	Delete whichever is not applicable

Commitment/rights and obligations to be transferred

[insert relevant details]

[Address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [insert].

For and on behalf of
The Facility Agent
Nedbank Limited (acting through its Corporate Banking division)

Name:
Capacity:
Who warrants his authority hereto

Schedule 7:

Permitted Transferees

Part I: Local banks

FirstRand Bank Limited

Nedbank Limited

Investec Bank Limited

Part II: Foreign banks

ABN Amro Bank N.V.

HSBC

Royal Bank of Scotland

Part III: Financial institutions

Old Mutual Specialised Finance Proprietary Limited

Old Mutual Life Assurance Company (South Africa) Limited

Part IV: Affiliates

Any affiliates, subsidiaries or holding companies of any of the banks or financial institutions listed in this Schedule 7 (Permitted Transferees) that are not hedge funds.

Schedule 8:

Form of Resignation Letter

To:	Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

From:	[resigning Obligor] and [Original Borrowers]

Dated:

Dear Sirs

Facilities Agreement dated [—] 2009 (Facility Agreement)

1	We refer to the Facility Agreement. This is a Resignation Letter. Terms defined in the Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2	Pursuant to [clause 26.3 (Resignation of a Borrower)] / [clause 26.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower] / [Guarantor] under the Facility Agreement.

3	We confirm that:

3.1	no Default is continuing or would result from the acceptance of this request; and

3.2	[ ]*

4	This Resignation Letter is governed by South African law.

[Original Borrowers]	[resigning Obligor]

By:	By:

*	Insert any other conditions required by the Facility Agreement.

Schedule 9:

Form of Indebtedness Compliance Certificate

Nedbank Limited (acting through its Corporate Banking division) (as Facility Agent)

And to:         [insert]

[Date]

Dear Sirs

Facilities Agreement dated [—] 2009 (Facility Agreement) – Indebtedness Compliance Certificate

1	We refer to the Facility Agreement.

2	This is an Indebtedness Compliance Certificate, and terms used in this Indebtedness Compliance Certificate have the same meaning as in the Facility Agreement unless given a different meaning in this Indebtedness Compliance Certificate.

3	This Indebtedness Compliance Certificate is in respect of the quarter ended [ ] (the Measurement Date).

4	We confirm that in respect of the Measurement Date:

	As Calculated	Compliance Threshold	Compliance (Yes/No)
Aggregate Interest Bearing Debt		ZAR1 500 000 000

For and on behalf of [Obligor]	For and on behalf of [Obligor]

Name: Capacity: Who warrants his authority hereto	Name: Capacity: Who warrants his authority hereto

Schedule 10:

Existing Facilities

1	Annexure “A” - Existing Letter of Credit Agreement

2	Annexure “B” – Existing ABF Facility Master Agreements

3	Annexure “C” – The Sisonke Partnership Facility Letter

4	Annexure “D” – UTi Shared Services Facility Letter

Schedule 11:

Form of Standby Letter of Credit

MT 700 - Format specifications

Destination Bank	NEDBANK LIMITED

Swift Address	NEDSZAJJ

Sequence of Total 27	1/1

Form of Doc Credit 40A	IRREVOCABLE STANDBY

Doc Credit Number 20	STIC

Date of Issue 31C	2009-07-06

Date & place of expiry 31D	2010-07-06 South Africa

Applicant Bank 51A	NEDSZAJJ

Applicant name & Address 50	UTI SOUTH AFRICA (PTY) LTD
49 JONES ROAD
JET PARK
1620

Beneficiary 59	NEDBANK LIMITED CORPORATE BANKING DIVISION
1ST FLOOR, BLOCK F, NEDCOR SANDTON
135 RIVOINA ROAD
SANDTON
2196

Currency &Amount 32B	ZAR 650,000,000.00 (subject to change)

Available with…. by. 41D	NEDSZAJJ
BY PAYMENT

Documents required 46A

1.	FORM OF DEMAND

TO NEDBANK LTD HEAD OFFICE

4TH FLOOR, BLOCK F, NEDCOR SANDTON

135 RIVONIA ROAD, SANDTON 2196

DEAR SIRS

IRREVOCABLE STANDBY LETTER OF CREDIT NO.STIC…. ISSUED IN FAVOUR OF

NEDBANK LTD CORPORATE BANKING.

WE REFER TO THE LETTER OF CREDIT; TERMS DEFINED IN THE LETTER OF

CREDIT HAVE THE SAME MEANING WHEN USED IN THIS DEMAND.

WE CERTIFY THAT THE SUM OF ( ) REPRESENTS THE AMOUNT WE HAVE BEEN

REQUESTED TO PAY UNDER OUR LETTER(S) OF CREDIT NO(S) - …………

PAYMENT SHOULD BE MADE TO THE FOLLOWING ACCOUNT

NAME

ACCOUNT NUMBER

BANK

THE DATE OF THIS DEMAND IS NOT LATER THAN THE EXPIRY DATE.

YOURS FAITHFULLY

AUTHORISED SIGNATORY	AUTHORISED SIGNATORY
FOR BENEFICIARY

Additional conditions 47A

+	THIS IS A STANDBY LETTER OF CREDIT

+	AT THE REQUEST OF UTI SOUTH AFRICA PTY LTD WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER STIC………. (The Letter of Credit) IN YOUR FAVOUR ON THE FOLLOWING TERMS:

1.	DEFINITIONS

1.1.	IN THIS LETTER OF CREDIT BUSINESS DAY MEANS A DAY OTHER THAN A SATURDAY OR SUNDAY OR A DAY ON WHICH BANKS ARE OPEN FOR GENERAL BUSINESS IN SOUTH AFRICA. DEMAND MEANS A DEMAND OR CLAIM FOR PAYMENT UNDER THIS LETTER OF CREDIT IN THE FORM OF THE SCHEDULE TO THIS LETTER OF CREDIT.

1.2.	FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE AGAINST THE BENEFICIARY’S REQUEST FOR DRAWING(S) BY GIVING TO THE ISSUING BANK A DULY COMPLETED DEMAND PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT, NOT TO EXCEED THE TOTAL AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT, AT THE TIME THE DEMAND IS PRESENTED.

1.3.	DEMAND MUST BE IN WRITING AND MAY BE GIVEN IN PERSON, BY POST OR AUTHENTICATED SWIFT AND MUST BE RECEIVED BY THE ISSUING BANK AT NEDBANK LIMITED, GROUND FLOOR NEDCOR PARK 2, 6 PRESS AVENUE, SELBY 2001 JOHANNESBURG, FOR THE PURPOSE OF THIS LETTER OF CREDIT, AUTHENTICATED SWIFT WILL BE TREATED AS BEING IN WRITING.

1.4.	EACH DEMAND MUST INDICATE THAT THE CLAIM REPRESENTS THE AMOUNT YOU HAVE BEEN REQUESTED TO PAY UNDER OUR L/C NUMBER STIC……

1.5.	WHEN THE ISSUING BANK IS NO LONGER UNDER ANY OBLIGATION UNDER THIS LETTER OF CREDIT, THE BENEFICIARY MUST RETURN THE ORIGINAL OF THIS LETTER OF CREDIT TO THE ISSUING BANK.

1.6.	IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR FROM THE PRESENT OR FUTURE EXPIRY DATE, UNLESS 30 DAYS PRIOR TO THAT DATE WE SEND YOU NOTICE IN WRITING BY REGISTERED MAIL, OR TESTED TELEX, OR AUTHENTICATED SWIFT, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE RECEIVED BY YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRY DATE UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER BY YOUR DEMAND AND STATEMENT STATING

QUOTE

“THE AMOUNT (            ) OF THIS DRAWING UNDER STANDBY LETTER OF CREDIT NUMBER STIC……. REPRESENTS SUMS OWED TO US AS WE HAVE RECEIVED NOTICE FROM THE ISSUING BANK OF THEIR DECISION NOT TO EXTEND THIS STANDBY LETTER OF CREDIT FOR AN ADDITIONAL YEAR.”

UNQUOTE

1.7.	BUT IN ANY EVENT THE EXPIRY DATE WILL NOT BE EXTENDED BEYOND 08 JULY 2010 AFTER WHICH DATE THIS LETTER OF CREDIT WILL BE NULL AND VOID.

1.8.	PARTIAL DRAWINGS ARE PERMITTED, MULTIPLE DRAWINGS ARE PERMITTED.

1.9.	THE BENEFICIARY’S RIGHTS UNDER THIS LETTER OF CREDIT ARE NEITHER ASSIGNABLE NOR TRANSFERABLE

1.10.	WE HEREBY AGREE WITH YOU THAT ALL THE DRAWINGS UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONOURED IF DRAWN AND PRESENTED AT OUR COUNTERS ON OR BEFORE THE EXPIRATION DATE.

1.11.	EXCEPT TO THE EXTENT AS IS INCONSISTENT WITH THE EXPRESS TERMS OF THIS LETTER OF CREDIT , THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO.590 (THE ISP98).

1.12.	THIS LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SOUTH AFRICA. THE SOUTH AFRICAN COURTS HAVE EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE IN CONNECTION WITH THIS LETTER OF CREDIT.

Charges 71B ALL BANKING CHARGES ARE FOR THE ACCOUNT OF THE BENEFICIARY

Presentation for period 48 DOCUMENTS TO BE PRESENTED WITHIN THE VALIDITY OF THE CREDIT

Confirmation instructions 49 WITHOUT

Bank to Bank instruction 78 UPON RECEIPT OF YOUR DEMAND AS STATED ABOVE WE SHALL REIMBURSE YOU PER YOUR INSTRUCTIONS NO LATER THAN THE 10TH BUSINESS DAY FOLLOWING THE DATE OF OUR RECEIPT OF SUCH CLAIM.

Sender to receiver information 72 KINDLY ADVISE BENEFICIARY AND ACKNOWLEDGE RECEIPT

We the undersigned hereby request you to establish for our account this standby letter of credit in the format above and subject to The International Standby Practice 98 (ISP 98), International Chamber of Commerce publication no. 590/

Authorised Signatory	Authorised Signatory

Dated

Signed at Sandton on the 5 day of September 2014.

For and on behalf of

Nedbank Limited (acting through its Corporate Banking division) (as Arranger, Original WCF Lender and Original Participating Lender)

/s/ Leon L. Bierman
Name: Leon L. Bierman
Capacity: Credit Executive
Who warrants authority

/s/ Johan Fourie
Name: Johan Fourie
Capacity: Executive Corporate Banking
Who warrants authority

Signed at Sandton on the 5 day of September 2014.

For and on behalf of

Nedbank Limited (as Facility Agent)

/s/ Leon L. Bierman
Name: Leon L. Bierman
Capacity: Credit Executive
Who warrants authority

/s/ Johan Fourie
Name: Johan Fourie
Capacity: Executive Corporate Banking
Who warrants authority

Signed at Sandton on the 5 day of September 2014.

For and on behalf of

Nedbank Limited (as Issuing Bank)

/s/ Leon L. Bierman
Name: Leon L. Bierman
Capacity: Credit Executive
Who warrants authority

/s/ Johan Fourie
Name: Johan Fourie
Capacity: Executive Corporate Banking
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

UTi SA Proprietary Limited (as Original Borrower and Original Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

Pyramid Freight (Proprietary) Limited (incorporated in the British Virgin Islands) (as Additional Borrower and Original Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

Co-ordinated Material Handling Proprietary Limited (as Original Borrower and Original Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

Co-ordinated Investment Holdings Proprietary Limited (as Original Borrower and Original Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

UTi-CMH Sub Assembly Proprietary Limited (as Original Borrower and Original Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

Ilanga Freight Proprietary Limited (as Original Borrower and Original Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

The Sisonke Partnership (as Additional Borrower and Additional Guarantor)

Pyramid Freight (Proprietary) Limited (incorporated in the British Virgin Islands) in its capacity as a partner in The Sisonke Partnership

Name:
Capacity:
Who warrants authority

Chronic Solutions Company Proprietary Limited in its capacity as a partner in The Sisonke Partnership

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

UTi Shared Services Proprietary Limited (as Additional Borrower and Additional Guarantor)

Name:
Capacity:
Who warrants authority

Name: Capacity: Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

UTi Logistics (Proprietary) Limited (incorporated in the British Virgin Islands) (as Additional Borrower and Additional Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Signed at                     on the     day of         2014.

For and on behalf of

Marine Link Proprietary Limited (as Additional Borrower and Additional Guarantor)

Name:
Capacity:
Who warrants authority

Name:
Capacity:
Who warrants authority

Annexure A – Existing Letter of Credit Agreement

Annexure B– Existing ABF Facility Master Agreements

Annexure C – The Sisonke Partnership Facility Letter

Annexure D – UTi Shared Services Facility Letter